UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant    ☒             Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

Teradata Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF 2015 ANNUAL MEETING

AND PROXY STATEMENT

March 5, 2015

Dear Fellow Teradata Corporation Stockholder:

I am pleased to invite you to attend Teradata’s 2015 Annual Meeting of Stockholders on April 28, 2015. The meeting will begin promptly at 8:00 a.m. local time at The Westin Buckhead Atlanta, Arden Boardroom, 4th Floor, 3391 Peachtree Road NE, Atlanta, Georgia 30326.

This proxy statement, which also includes a notice of the 2015 annual meeting, tells you more about the agenda and procedures for the meeting. It also describes how the Board of Directors operates and gives information about our director candidates and general compensation and corporate governance matters.

To conserve natural resources and to reduce the costs of printing and distributing our proxy materials (which include this proxy statement, our 2014 annual report and form of proxy and voting instruction card), we are delivering these materials to stockholders via the Internet. As permitted under U.S. Securities and Exchange Commission (“SEC”) rules, most of our stockholders receive a mailing containing only a notice of the 2015 annual meeting (Notice of Internet Availability of Proxy Materials) instead of paper copies of our proxy materials. The notice will include instructions on how to access these documents over the Internet, as well as instructions on how stockholders receiving this notice can request paper copies of our proxy materials if desired. Stockholders who do not receive the notice-only mailing will receive either paper copies of the proxy materials by mail or electronically-available materials as permitted under applicable SEC rules and Delaware law.

Michael Koehler, Teradata’s Chief Executive Officer, and I look forward to seeing you at the annual meeting. If you plan to attend, please send an email to investor.relations@teradata.com to receive a meeting reservation request form.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible so that your stock may be represented at the meeting.

Sincerely,

James M. Ringler
Chairman of the Board

TERADATA CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME

8:00 a.m. local time

DATE

Tuesday, April 28, 2015

PLACE

The Westin Buckhead Atlanta, Arden Boardroom, 4th Floor

3391 Peachtree Road NE, Atlanta, Georgia 30326

PURPOSE

•

Elect Ms. Bacus and Messrs. Koehler, Ringler and Schwarz to serve as Class II directors for three-year terms expiring at the 2018 annual meeting of stockholders and to hold office until their respective successors are duly elected and qualified;

•	Advisory (non-binding) vote to approve executive compensation (a “say-on-pay” vote);

•	Vote on the ratification of the appointment of our independent registered public accounting firm for 2015; and

•	Transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting by or at the direction of the Board of Directors.

OTHER IMPORTANT INFORMATION

•	Record holders of Teradata common stock at the close of business on February 27, 2015, may vote at the meeting.

•

Your shares cannot be voted unless they are represented by proxy or in person by the record holder at the meeting. Even if you plan to attend the meeting, please submit a proxy to ensure that your shares are represented at the meeting.

INTERNET AVAILABILITY

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Stockholders to Be Held on April 28, 2015: This notice of 2015 annual meeting of stockholders and proxy statement, our 2014 annual report and form of proxy and voting instruction card are available at http://www.proxyvote.com.

By order of the Board of Directors,

Laura Nyquist
General Counsel and Secretary

March 5, 2015

10000 Innovation Drive

Dayton, OH 45342

PROXY STATEMENT

General Information

On behalf of the Board of Directors of Teradata Corporation, a Delaware corporation (“Teradata”, the “Company”, “we” or “us”), we are requesting your proxy for the 2015 annual meeting of stockholders and any adjournments or postponements that follow. The meeting will be held at 8:00 a.m. local time, on April 28, 2015, at The Westin Buckhead Atlanta, 3391 Peachtree Road NE, Arden Boardroom, 4th Floor, Atlanta, Georgia 30326. At the meeting, we will: (1) consider the election of Ms. Bacus and Messrs. Koehler, Ringler and Schwarz as Class II directors for three-year terms expiring in 2018; (2) vote on an advisory (non-binding) basis to approve executive compensation as disclosed in this proxy statement (a “say-on-pay” vote); (3) vote on the ratification of the appointment of our independent registered public accounting firm for 2015; and (4) transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

This proxy statement contains information about the 2015 annual meeting, as well as information regarding the voting process, director elections, our corporate governance programs, and executive and director compensation, among other things. We are furnishing this proxy statement together with our 2014 annual report and form of proxy and voting instruction card (“proxy card”). Proxy materials for the 2015 annual meeting of stockholders are being made available in printed form on or about March 17, 2015. They will be available online on or about March 18, 2015.

YOUR VOTE IS IMPORTANT!

Whether or not you plan to attend the annual meeting, please vote your shares as soon as possible by phone, Internet, or mail if you are receiving paper proxy materials. By using the Internet or phone voting methods, you help us reduce costs and respect the environment. Both are fast, convenient, and environmentally-friendly.

If you are a stockholder of record (i.e., you directly hold your common stock through an account with our transfer agent, Computershare Investor Services), you can vote your shares using one of the following three methods. If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), you can vote your shares using the methods provided by your nominee.

VOTE BY INTERNET http://www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information.	VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions.	VOTE BY MAIL

Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717

If you receive paper proxy materials,
mark, sign and date your proxy card and
return it in the postage-paid envelope we
have provided or return it to the address
shown above.

Who may vote at the meeting?

Only stockholders of record may vote at the meeting. A stockholder of record is a stockholder as of the close of business on February 27, 2015, the record date for the meeting. On the record date, there were 145,149,921 shares of common stock outstanding.

How many votes do I have?

For each share of common stock you own, you are entitled to cast one vote on each director candidate submitted for election and to cast one vote on each other matter properly brought before the meeting.

When will I receive my proxy materials?

Proxy materials for the 2015 annual meeting of stockholders are being made available in printed form on or about March 17, 2015. They will be available online on or about March 18, 2015.

How do I access my proxy materials?

Notice and Access. Proxy materials (including our 2014 annual report, notice of the 2015 annual meeting of stockholders and proxy statement, and proxy card) are being made available via the Internet pursuant to the SEC’s “notice and access” rules. A Notice of Internet Availability of Proxy Materials (“Notice”) is being mailed to most of our record and beneficial stockholders. The Notice includes instructions on how to access the proxy materials on the Internet or request printed copies of these materials. To receive future proxy materials by mail or email, follow the instructions included with the Notice. If you previously elected to receive materials via mail or email delivery, you will not receive the Notice, but you will receive your materials via the delivery method you requested.

Electronic Delivery. At their request, many stockholders are receiving an email providing them with links to receive the Notice and Internet access to the proxy materials rather than receiving a printed copy of the Notice or printed proxy materials.

Paper Copies. If you have previously requested paper copies of your proxy materials, or are otherwise required to receive paper copies, you will receive the 2015 proxy materials, including notice of the meeting, in printed form unless you consent to receive these documents electronically in the future.

How do I receive Teradata’s proxy materials electronically?

If you are a stockholder of record (i.e., you directly own your common stock through an account with our transfer agent, Computershare Investor Services), you can choose to access your proxy materials electronically and save the cost of producing and mailing a Notice and other documents by following the instructions provided at http://www.investordelivery.com or by following the prompt if you choose to authorize your proxy over the Internet. You must provide your twelve-digit control number listed on your Notice or proxy card to make this election.

Your election to receive proxy materials by electronic access will remain in effect until you revoke your consent at http://www.proxyvote.com, or your consent is deemed to be revoked under applicable law. You must provide your twelve-digit control number to revoke your consent.

If you are a beneficial owner (i.e., you indirectly hold your common stock through a nominee such as a bank or broker), please review the information provided by your nominee for instructions on how to elect to view future proxy statements and annual reports over the Internet.

Please keep in mind that choosing electronic delivery saves the Company and its stockholders money and preserves natural resources.

How do I obtain a separate set of proxy materials?

To save costs, only one set of proxy materials is being printed and mailed to stockholders who have requested printed copies and share an address, unless otherwise requested or required under applicable law. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the Notice and/or proxy materials, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within thirty days after receipt of this request and will mail you a separate copy of the proxy materials.

How can I vote my shares of Teradata common stock?

Your vote is important. Your shares can be voted at the annual meeting only if you are a record stockholder and present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. You may vote your shares by authorizing a proxy over the Internet or by telephone. In addition, if you received paper copies of the proxy materials by mail, you can also submit a proxy by mail by following the instructions on the proxy card. Voting your shares by authorizing a proxy over the Internet, by telephone or by written proxy card will ensure your representation at the annual meeting regardless of whether you attend in person.

If you are a stockholder of record, please authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your Notice and proxy card. Please have your Notice or proxy card in hand when going online or calling. If you authorize your proxy via the Internet, you do not need to return your proxy card. If you choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

How do I revoke my proxy for the annual meeting?

You may revoke your proxy at any time before it is voted at the meeting by:

•	properly executing and delivering a later-dated proxy (including a telephone or Internet proxy authorization);

•	voting by ballot at the meeting; or

•	sending a written notice of revocation to the inspectors of election in care of our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342.

What if I want to vote in person at the annual meeting?

The method by which you vote and authorize your proxy will in no way limit your voting rights if you later decide to vote in person at the meeting. If you beneficially own your shares through a nominee (such as a bank or broker), you must obtain a proxy executed in your favor from your nominee to be able to vote at the meeting.

What are the requirements for ensuring that my shares are voted by proxy at the annual meeting?

Your shares will be voted at the meeting as directed by the instructions on your proxy card, voting instructions or electronic proxy if (1) you are entitled to vote, (2) your proxy was properly executed or properly authorized electronically, (3) we received your proxy prior to the voting deadlines for the annual meeting (April 27, 2015 at 11:59 p.m. for record stockholders who do not vote at the meeting, such time as directed by the nominee for beneficial owners, and April 23, 2015 for participants in our 401(k) savings plan), and (4) you did not revoke your proxy prior to or at the meeting.

How do I vote the shares I hold in the Teradata 401(k) savings plan?

If you are a participant in the Teradata 401(k) savings plan, your proxy includes the number of Teradata common stock units (share interests) allocated to your plan account. You may instruct the trustee how to vote the number of share interests allocated to your plan account. The trustee will vote the share interests allocated to your plan account in accordance with your instructions. If you do not vote your share interests in the Teradata 401(k) savings plan, the trustee will vote the unallocated share interests, as well as any allocated share interests held by the plan, in the same proportion as the share interests for which it received timely voting instructions.

What is considered a quorum to conduct the annual meeting?

To have a quorum necessary to conduct business at the meeting, it is necessary to have shares that represent (in person or by proxy) the holders of a majority of our shares of common stock outstanding on the record date, which is the close of business on February 27, 2015. Shares of common stock represented in person or by proxy (including shares that abstain with respect to a particular proposal to be voted upon and “broker non-votes”) will be counted as present for the purpose of determining whether a quorum exists at the meeting for that proposal. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

How many votes are required to approve each item?

With respect to Proposal 1 (the election of directors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on the election of directors is required to elect each director.

With respect to Proposal 2 (the advisory “say-on-pay” vote on executive compensation), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such question is required to adopt this advisory resolution in accordance with Teradata’s bylaws. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard.

With respect to Proposal 3 (the ratification of the appointment of the Company’s independent auditors), the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item of business is required to ratify the appointment.

Abstentions effectively count as votes “against” the adoption of a proposal and the election of a director. Moreover, if you do not instruct your nominee (such as your bank or broker) how to vote your shares with respect to the election of directors or the advisory vote on executive compensation, the nominee may not vote on these proposals. However, broker “non-votes” will have no effect on the outcome of the vote for any proposal or the election of any director. Broker “non-votes” occur when a nominee returns a properly executed proxy but does not vote on a particular item because the nominee has not received voting instructions from the beneficial owner and, therefore, does not have the authority to vote on a proposal.

How does the board recommend that I vote my shares?

The Teradata Board of Directors recommends that you vote:

•	FOR the election of each of the four Class II director nominees, Ms. Bacus and Messrs. Koehler, Ringler and Schwarz (see page 6);

•	FOR the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement (see page 58); and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015 (see page 59).

If you submit your proxy without specific voting instructions, your shares represented by that proxy will be voted as recommended by our board. As discussed above, if you hold your shares beneficially through a nominee (such as a bank or a broker) and fail to provide specific voting instructions to that nominee, your shares will not be voted in the election of directors or the advisory “say-on-pay” vote on executive compensation.

What do I need to do if I want to attend the annual meeting?

If you plan to attend the meeting in person, please send an email to us at investor.relations@teradata.com to request a meeting reservation request form. You may attend the meeting if you are a stockholder of record, hold a proxy for a stockholder of record, or are a beneficial owner of our common stock with evidence of ownership. If you are a beneficial owner (i.e., you hold your common stock through a nominee such as a bank or broker), please include evidence of your ownership of common stock with the form (such as an account statement showing you own Teradata common stock as of the record date). If you do not have a reservation for the meeting, you may still attend if we can verify your stock ownership at the meeting.

We will include the results of the votes taken at the meeting in a Form 8-K filed with the SEC within four business days after the date of the annual meeting or any adjournment or postponement thereof. You may also find information on how to obtain a transcript of the meeting by writing to our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342.

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

The Board of Directors is currently divided into three classes. Directors are elected by stockholders for terms of three years and hold office until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring. As of the 2015 annual meeting, the terms for the directors in Classes I, II and III of the Board of Directors expire in 2015, 2016 and 2017, respectively.

Ms. Bacus and Messrs. Koehler, Ringler and Schwarz currently are Class II directors whose terms are expiring at the 2015 annual meeting and, for the reasons described below, each has been nominated by the board for re-election through the 2018 annual meeting of stockholders and until his or her successor is elected and qualified.

Proxies solicited by the board will be voted for the election of the nominees, unless you provide a contrary instruction on your proxy. Each of the nominees has indicated his or her willingness to serve if elected. The board has no reason to believe that these nominees will be unable to serve. However, if one of them should become unavailable, the board may reduce the size of the board or designate a substitute nominee. If the board designates a substitute, shares represented by proxies will be voted for the substitute nominee.

The Board of Directors recommends that you vote FOR the election of each of the Class II nominees as a director. Election of each nominee requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on such item. If a nominee does not receive a majority vote, he or she is required to tender his or her resignation for consideration by the disinterested members of the Board of Directors in accordance with the board’s Corporate Governance Guidelines as described on pages 11 to 12 of this proxy statement. Proxies solicited by the Board of Directors will be voted FOR each nominee, unless you specify otherwise in your proxy.

Director Qualifications

Our Board of Directors consists of eleven members who we believe are well-qualified to serve on the board and represent our stockholders’ best interests. As described below under the caption “Selection of Nominees for Directors,” the board and its Committee on Directors and Governance (the “Governance Committee”) select nominees with a view to establishing a Board of Directors that is comprised of members who:

•	have extensive business leadership experience,

•	bring diverse perspectives to the board,

•	are independent and collegial,

•	have high ethical standards as well as sound business judgment and acumen, and

•	understand and are willing to shoulder the time commitment necessary for the board to effectively fulfill its responsibilities.

We believe that each of the director nominees and other directors bring these qualifications to our Board of Directors. Moreover, they provide our board with a diverse complement of specific business skills, experience and perspectives, including: extensive financial and accounting expertise, public-company board experience, knowledge of the technology and software industries and of Teradata’s business, experience with companies with a global presence and those that have high-growth strategies, and extensive operational and strategic planning experience in complex, global companies. In addition, the board believes that each of the director nominees and other directors has demonstrated outstanding achievement in his or her professional career, relevant experience, personal and professional integrity, ability to make independent, analytical inquiries, and willingness and ability to devote adequate time to board duties. The following describes the key qualifications, business skills, experience and perspectives that each of our directors brings to the Board of Directors, in addition to the general qualifications described above and information included in the biographical summaries provided below for each director. Based on all of these qualifications, the board believes that the directors and nominees have the appropriate set of skills to serve as members of the board.

Director	Key Qualifications

James M. Ringler	Experience as the chief executive officer and chairman of the board of publicly-held, global companies, extensive experience on public company boards, an in-depth knowledge of the Company’s business, strategy and management team

Lisa R. Bacus	Deep marketing expertise with focus on strategic planning and data analytics and knowledge of digital marketing strategies, experience as senior executive of large global companies, and gender and ethnic (Hispanic) diversity

Edward P. Boykin	Knowledge of the Company and the IT industry, leadership experience as the chief operations officer of a global computer services company with operational expertise in consummating mergers and acquisitions, financial acumen, and audit committee experience

Nancy E. Cooper	Financial expertise, experience as the chief financial officer of a global, publicly-traded company in the software technology industry, a strong ethics and compliance focus, gender diversity, and audit committee experience

Cary T. Fu	Experience as the chief executive officer and chairman of the board of a global high-technology company, financial expertise and experience as a chief financial officer and certified public accountant, experience co-founding and leading a high-growth business organization, and diverse perspective given Taiwanese heritage and years of experience in Asia

Michael P. Gianoni	Experience as the president and chief executive officer of a global, publicly-traded technology company with strong leadership skills and a proven track record driving financial performance improvement

David E. Kepler	Experience as the chief information officer of a complex, global company with additional responsibility for corporate sustainability initiatives, risk management and business services operations, financial expertise, and a recognized leader in the area of cyber-security

Michael Koehler	Service as the Chief Executive Officer of the Company with extensive knowledge of, and experience with, the software industry and the Company’s operations, strategy and financial position and experience as a director of another global, publicly-traded company

Director	Key Qualifications

Victor L. Lund	Financial expertise, experience as the chief financial officer and chief executive officer of a large business with a high-growth model, extensive public-company board experience, particularly on audit committees, and knowledge of the Company and technology industry through board service

John G. Schwarz	Extensive experience within the software and technology industries as the chief executive officer and director of a global high-technology company, operational and strategic planning experience leading a business organization that experienced high growth through acquisitions and organic growth strategies, and broad global experience and perspective

William S. Stavropoulos	Distinguished career with extensive public-company board experience, leadership experience as a former chief executive officer and chairman of a major, global company, business and strategic acumen, and knowledge of the Company

NOMINEES

Class II — Current Terms Expiring in 2015:

James M. Ringler, 69, was named Chairman of the Board of Teradata in September 2007. Mr. Ringler previously served as Chairman of the Board of NCR Corporation from July 25, 2005 to September 2007. From March 2005 to August 2005, Mr. Ringler served as NCR’s President and Interim Chief Executive Officer, during which time he oversaw the Teradata Division of NCR, among other things, and worked with a number of the members of Teradata’s current Leadership Team. He served as Vice Chairman of Illinois Tool Works Inc., a multi-billion dollar diversified manufacturer of highly engineered components and industrial systems, from 1999 until he retired in 2004. Prior to joining Illinois Tool Works, from 1997 to 1999, Mr. Ringler was Chairman of Premark International, Inc. He also served as Premark’s Chief Executive Officer from 1995 to 1999 when it merged with Illinois Tool Works. Mr. Ringler serves as a director of Autoliv, Inc., The Dow Chemical Company (“Dow”), FMC Technologies, Inc., and John Bean Technologies Corporation and served on the board of Ingredion Incorporated (formerly Corn Products International, Inc.) from 2002 until May 2014. He joined our board on September 6, 2007.

Lisa R. Bacus, 50, is the Executive Vice President and Global Chief Marketing Officer of Cigna Corporation (“Cigna”), a global health care products and services company. Prior to joining Cigna, Ms. Bacus was the Executive Vice President and Chief Marketer at American Family Insurance Group, a personal and commercial property and casualty insurance company, from February 2011 until May 2013, and its Vice President, Marketing, from 2008 to 2011. Before joining American Family Insurance, she held a number of marketing management positions with increasing responsibility at the Ford Motor Company from 1986 to 2008. She has served on the board of Shoutlet, Inc., a provider of enterprise social media management software, and currently serves on the board of another privately-held company and a number of non-profit boards. Ms. Bacus joined our board on January 27, 2015.

Michael F. Koehler, 62, is Chief Executive Officer of Teradata and from 2007 until February 27, 2015, also served as President of the Company. Previously, Mr. Koehler served as Senior Vice President, Teradata Division of NCR Corporation from 2003 to 2007. From September 2002 until March 2003, he was the Interim Teradata Division Leader, Teradata Division. From 1999 to 2002, Mr. Koehler was Vice President, Global Field Operations, Teradata Division, and held management positions of increasingly greater responsibility at NCR prior to that time. He serves as a director of Hertz Global Holdings, Inc. and its subsidiary, Hertz Corporation. He joined our board in August 2007.

John G. Schwarz, 64, is the founder and Chief Executive Officer of Visier Inc., a business analytics software firm, a position he has held since April 2010. Previously, he served as Chief Executive Officer of SAP Business Objects, a unit of SAP AG, from January 2008 to February 2010, during which time he was a member of the executive board of SAP AG and also served on the board of directors of SAP Business Objects. From September 2005 until its acquisition by SAP AG in January 2008, he served as Chief Executive Officer of Business Objects S.A., a provider of business intelligence software and services. Mr. Schwarz served as President and Chief Operating Officer of Symantec Corporation, a provider of infrastructure security and storage management software, from December 2001 to September 2005. From January 2000 to November 2001, he served as President and Chief Executive Officer of Reciprocal Inc., which provided business-to-business secure e-commerce services for digital content distribution over the Internet. Prior to joining Reciprocal, Mr. Schwarz spent 25 years at IBM Corporation with his last position being General Manager of IBM’s Industry Solutions unit, a worldwide organization focused on building business applications and related services for IBM’s large industry customers. Mr. Schwarz serves as a director of Synopsys, Inc., and Avast Software, and served as a director of SuccessFactors, Inc. from September 2010 until June 2011. He is also a member of the Dalhousie University Advisory Board. He joined our board on September 20, 2010.

Other Directors

Class I — Current Terms Expiring in 2017:

Nancy E. Cooper, 61, served as the Executive Vice President and Chief Financial Officer of CA Technologies (“CA”), an IT management software provider, from August 2006 until her retirement in May 2011. She joined CA in August 2006 with nearly 30 years of finance experience. From 2001 until that time, Ms. Cooper served as Chief Financial Officer for IMS Health Incorporated, the world’s leading provider of market intelligence to the pharmaceutical and healthcare industries. Prior to joining IMS Health, she was the Chief Financial Officer of Reciprocal, Inc., a leading digital rights management and consulting firm. In 1998, she served as a partner responsible for finance and administration at General Atlantic Partners, a private equity firm focused on software and services investments. Ms. Cooper began her career at IBM Corporation where she held increasingly important roles over a 22-year period that focused on technology strategy and financial management. She serves as a director of The Mosaic Company, The Guardian Life Insurance Company of America and Brunswick Corporation and served on the board of directors of R.H. Donnelley Corporation from 2003 until 2009. She also serves as a trustee to the Anita Borg Institute for Women and Technology. Ms. Cooper joined our board on August 1, 2009.

David E. Kepler, 62, served as the Executive Vice President, Chief Sustainability Officer and Chief Information Officer (“CIO”) of Dow from 2008 until his retirement in December 2014. Mr. Kepler joined Dow in 1975. He was appointed Vice President and CIO of Dow in 1998 and Corporate Vice President in 2001. At Dow, Mr. Kepler assumed responsibility for Business Services in 2004, was appointed Senior Vice President in 2006, with added responsibilities for the company’s sustainability initiatives, and appointed Executive Vice President in February 2008. He also serves on the board of directors of TD Bank Group and Autoliv, Inc. Mr. Kepler is appointed to the U.S. National Infrastructure Advisory Council that advises the President on the protection of critical infrastructure and homeland security issues. Mr. Kepler also serves as a trustee of the University of California Berkeley and is the board chairman of the Mid-Michigan Innovation Center. He joined our board on November 1, 2007.

William S. Stavropoulos, 75, retired as director and Chairman of the Board of Dow on April 1, 2006. He had served in such capacity since November 2000. Mr. Stavropoulos was the President and Chief Executive Officer of Dow from 1995 to 2000 and was Chairman of the Board, President and Chief Executive Officer from 2002 to November 2004. He is the non-executive chairman of Univar, Inc., a global distributor of commodity and specialty chemicals. In addition, he is on the advisory boards for Metalmark Capital LLC, a private equity investment firm, and Maersk Inc., and is a trustee of the Fidelity Equity and High Income Funds. He also serves as a special advisor to Clayton, Dubilier & Rice, Inc., a private equity investment firm, is the president and founder of the Michigan Baseball Foundation, and serves as a trustee of the Rollin M. Gerstacker Foundation. Mr. Stavropoulos joined our board on September 6, 2007.

Class III — Current Terms Expiring in 2016:

Edward P. Boykin, 76, retired as the President and Chief Operating Officer of Computer Sciences Corporation (“CSC”), an information technology services company he joined in 1966, in June 2003. He had served in that capacity since July 2001. From 1998 to 2001, he held a number of senior management positions at CSC, including group president of its Financial Services Group from 1999 to 2001 and vice president of its Technology Management Group from 1998 to 1999. Mr. Boykin also serves on the board of directors of NCR Corporation and as Non-Executive Chairman of the Board of Engility Corporation, a government services company. He was Chairman of the Board of Capital TEN Acquisition Corp. from October 2007 to May 2008, and was a director of PlusOne Solutions, Inc. from October 2008 to October 2009. He joined our board on September 6, 2007.

Cary T. Fu, 66, is the co-founder of Benchmark Electronics, Inc. (“Benchmark”), a publicly-held electronics manufacturing services provider. He served as Chairman of the Board of Benchmark from 2009 until his retirement in December 2012 and had been a director of Benchmark since 1990. In December 2011, Mr. Fu retired as Benchmark’s Chief Executive Officer, a position he held since September 2004. Prior to becoming Chief Executive Officer of Benchmark, he served as its President and Chief Operating Officer from May 2001 to September 2004, Executive Vice President from 1992 to 2001, and Executive Vice President, Financial Administration, from 1990 to 1992. He also serves on the board of directors of Littelfuse, Inc., and is a certified public accountant. He joined our board on July 29, 2008.

Michael P. Gianoni, 54, is the President and Chief Executive Officer of Blackbaud, Inc., a provider of software and services specifically designed for nonprofit organizations, a position he has held since joining the company in January 2014. Previously, Mr. Gianoni was the Executive Vice President and Group President, Financial Institutions, at Fiserv, Inc. (“Fiserv”), a global technology provider serving the financial services industry, from January 2010 to December 2013. He joined Fiserv as President of its Investment Services division in December 2007, where he was responsible for product, technology, sales, finance, operations, and strategy. From 2006 until its acquisition by Fiserv, Mr. Gianoni was Executive Vice President and General Manager of CheckFree Corporation, a leading provider of financial e-commerce solutions. Prior to that time, he held a number of senior management positions at DST Systems Inc., an information processing and software services company. Mr. Gianoni serves as a director of Blackbaud and joined our board on January 27, 2015.

Victor L. Lund, 67, served as the non-executive Chairman of the Board of DemandTec, Inc., a publicly-held, on-demand applications company, from December 2006 until February 2012, and was a member of its board from April 2005 until that time. Mr. Lund served as Chairman of the Board of American Stores Company from 1995 until its acquisition by Albertson’s, Inc. in June 1999 and as Chief Executive Officer of American Stores Company from 1992 until 1999. From 1999 until 2002, he served as Vice Chairman of Albertson’s. In the last five years, Mr. Lund has served on the board of Del Monte Foods Company. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. He also currently serves on the board of directors of Service Corporation International. He joined our board on September 6, 2007.

No family relationship exists among any of the directors, nominees or executive officers. No arrangement or understanding exists between any director, nominee, or executive officer and any other person pursuant to which any director, nominee or executive officer was selected as a director, nominee or executive officer of the Company.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Board of Directors oversees the overall performance of the Company on your behalf. Members of the board stay informed of our business by participating in regularly scheduled board and committee meetings, through discussions with the Chief Executive Officer and other members of management and staff, and by reviewing other materials provided to them.

Corporate Governance

Our Board of Directors is elected by the stockholders to govern our business and affairs. The board selects the senior management team, which is charged with conducting our business. Having selected the senior management team, the board acts as an advisor to senior management and monitors its performance. The board reviews our strategies, financial objectives, operating plans, major risks, and plans for mitigating such risks. It also plans for management succession of the Chief Executive Officer, as well as other senior management positions, and oversees our compliance efforts.

Corporate Governance Guidelines

To help discharge its responsibilities, the Board of Directors has adopted Corporate Governance Guidelines on significant corporate governance issues. These guidelines address, among other things, such matters as director independence, committee membership and structure, meetings and executive sessions, and director selection, retirement, and training. The board’s Corporate Governance Guidelines, which were updated in April 2014, are found on our corporate governance website at http://www.teradata.com/governance-guidelines. The board’s independent directors meet regularly in executive session without management present and, as provided in the Corporate Governance Guidelines, the Board of Directors has selected the Chairman of the Board, who is an independent director, to preside at its executive sessions during 2015.

Board Independence and Related Transactions

We believe that the Company benefits from having a strong and independent board. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. The Board of Directors has established independence standards as part of its Corporate Governance Guidelines. In general, the board must determine whether a director is considered independent, taking into account the independence guidelines of the New York Stock Exchange (“NYSE”) and the factors listed immediately following this paragraph (which are included as Exhibit B, Director Independence Standards, to the board’s Corporate Governance Guidelines referenced above) in addition to those other factors it may deem relevant. No director may qualify as independent unless the board affirmatively determines (i) under the NYSE listing standards, that he or she has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us), and (ii) under our independence standards, that the director or director candidate does not have any direct or indirect material relationship with us. Our independence standards include the following minimum criteria:

1.	A director will not be independent if:

(i)	at any time during the last three years, he or she has been an employee of Teradata, or an immediate family member of the director has been an executive officer of Teradata;

(ii)	he or she has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from Teradata, other than certain limited circumstances, including: (a) compensation and other fees paid for service as a director, or (b) compensation received by an immediate family member for service as an employee of Teradata (other than as an executive officer);

(iii)	he or she has certain relationships with any firm that serves as Teradata’s internal or external auditor, including (a) the director is a current partner or employee of such firm; (b) the director has an immediate family member who is a current partner of such firm; (c) the director has an immediate family member who is a current employee of such firm and personally works on Teradata’s audit; or (d) the director or an immediate family member of the director was within the last three years a partner or employee of such a firm and personally worked on Teradata’s audit within that time;

(iv)	at any time within the past three years, the director or his or her immediate family member has been employed as an executive officer of another company where any of Teradata’s present executive officers at the same time serves or served on that company’s compensation committee; or

(v)	he or she is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payments to, or received payments from, Teradata for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues (in each case, as reported in the other company’s last completed fiscal year).

2.	A director will not be independent if he or she is an employee, or any member of the director’s immediate family is an executive officer, of a company which is indebted to Teradata or to which Teradata is indebted, and the total amount of the indebtedness exceeds the greater of $1,000,000 or 2% of the consolidated annual gross revenues of either company.

3.	A director will not be independent if he or she or any member of the director’s immediate family is an officer, director or trustee of a charitable or other tax-exempt organization, and donations by Teradata during any single fiscal year to the charitable or other tax-exempt organization within the last three years exceeds the greater of $1,000,000 or 2% of the organization’s consolidated annual gross revenues.

4.	A relationship arising solely from a director’s interest in another company or similar entity that is party to a transaction with Teradata will not be considered to be a material relationship with Teradata that would impair the director’s independence if: (i) such interest arises only from: (a) the director’s position as a director, trustee or similar position of such other company or entity, and/or (b) the direct or indirect ownership by the director and the director’s immediate family members, in the aggregate, is less than 10% of the equity or similar ownership interest in such other company or entity, and (ii) the director is not involved in the negotiation of the terms of the transaction with Teradata and does not receive any special benefits as the result of the transaction.

The board’s independence standards also provide for additional criteria for members of the Audit and Compensation and Human Resource Committees as required under applicable NYSE rules.

Our Board of Directors has affirmatively determined that all of our non-employee directors and nominees, namely Mses. Bacus and Cooper, and Messrs. Boykin, Fu, Gianoni, Kepler, Lund, Ringler, Schwarz, and Stavropoulos, meet the NYSE listing independence standards and our independence standards for the board and the committees on which they serve. In making this determination, the board considered transactions in 2013 and 2014 pursuant to which Dow purchased data analytic products and related professional services from Teradata with sales attributed to such purchases significantly below 2% of the annual revenues of either company, and Dow’s minority ownership of stock in Rainstor, Inc., which sold substantially all of its assets to Teradata in 2014. In both cases, the board concluded that Mr. Kepler’s relationship as an officer of Dow does not disqualify him from being deemed independent under these standards. The board also considered a transaction in 2014 pursuant to which Teradata purchased all of the outstanding stock in Think Big Analytics, Inc., a company in which Mr. Lund’s son held a minority investment. The board concluded that Mr. Lund did not have a material interest in the transaction and that his relationship does not disqualify him from being deemed independent under these standards. The board also considered transactions in 2013 and 2014 pursuant to which Cigna and its affiliate purchased data warehouse products and related services from Teradata, and Teradata purchased employee benefit program services, with aggregate sales attributed to such purchases significantly below 2% of the annual revenues of either company. The board concluded that Ms. Bacus’ relationship as an officer of Cigna does not disqualify her from being deemed independent under these standards. There were no other transactions, relationships or arrangements in fiscal year 2014 that required review by the board for purposes of determining director independence.

Board Leadership Structure

While our Corporate Governance Guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our board believes that having separate positions and having an independent director serve as Chairman is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Our board is led by an independent Chairman, Mr. Ringler. Our Chief Executive Officer, Mr. Koehler, is the only member of the board who is not an independent director. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the board, strengthens the board’s independence from management and benefits independent risk oversight of the Company’s day-to-day risk management activities. In addition, separating these roles allows Mr. Koehler to focus his efforts on running our business and managing the Company in the best interests of our stockholders, while we are able to benefit from Mr. Ringler’s prior experience as a chairman of other public company boards.

Board Oversight of Risk

Management is responsible for the Company’s day-to-day risk management activities, and our board’s role is to engage in informed risk oversight. In fulfilling this oversight role, our Board of Directors focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. The board’s committee structure and the collective knowledge and experience of its members promotes a broad perspective, open dialogue and useful insights regarding risk, thereby increasing the effectiveness of the board’s role in risk oversight. There are a number of ways our board performs this function, including the following:

•	at its regularly scheduled meetings, the board receives management updates on our business operations, financial results, and strategy and discusses risks related to the business;

•

the Audit Committee assists the board in its oversight of risk management by overseeing the Company’s enterprise risk management process and discussing with management, particularly, the Chief Financial Officer, Vice President, Enterprise Risk and Assurance Services, and Chief Ethics and Compliance Officer, the Company’s guidelines and policies regarding financial and enterprise risk management and risk appetite, including (i) major risk exposures, and the steps management has taken to monitor and control such exposures, (ii) internal audit and ethics and compliance updates, as well as whistleblower updates, if any, and (iii) reports concerning particular risk contingencies such as fraud, cyber-security, and data and privacy protection; and

•

through management updates and committee reports, the board monitors our risk management activities, including the enterprise risk management process, risks relating to our compensation programs, and financial and operational risks being managed by the Company.

Compensation Risk Assessment

Based on an analysis conducted by management and reviewed by the Compensation and Human Resource Committee, as well as our Audit Committee, we do not believe that our compensation programs for employees are reasonably likely to have a material adverse effect on the Company.

Executive Management Succession Planning

The Board of Directors has in place an effective planning process to assess successors to the Chief Executive Officer and other members of executive management. The Compensation and Human Resource Committee, in consultation with the Chief Executive Officer, annually reports to the board on management succession planning. The entire board works with the Compensation and Human Resource Committee and the Chief Executive Officer to evaluate potential successors to the Chief Executive Officer and other members of executive management on a planned and unplanned basis. The Chief Executive Officer annually provides to the Compensation and Human Resource Committee his recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

Code of Ethics

We have a Code of Conduct that sets the standard for ethics and compliance for all of our employees, including our officers, directors, chief accounting officer, and corporate controller. Our Code of Conduct is available on our corporate governance web site at http://www.teradata.com/code-of-conduct.

Section 16(a) Beneficial Ownership Reporting Compliance

To the best of our knowledge, during 2014, all of our executive officers and directors timely filed the reports required under Section 16(a) of the Securities Exchange Act of 1934.

Meetings and Meeting Attendance

The board and its committees met a total of 29 times last year. In 2014, each of the directors attended 75% or more of the total number of meetings of the board and the committee(s) on which he or she serves. In addition, under the board’s Corporate Governance Guidelines, our directors are expected to attend our annual meeting of stockholders each year. All of our directors attended the 2014 annual meeting of stockholders.

Selection of Nominees for Directors

The Board of Directors and the Governance Committee are responsible for recommending candidates for membership to the board. The director selection process and director qualification guidelines are described in detail in the board’s recently revised Corporate Governance Guidelines, which are posted on our corporate governance website at http://www.teradata.com/governance-guidelines.

In determining candidates for nomination, the Governance Committee will seek the input of the Chairman of the Board and the Chief Executive Officer and will consider individuals recommended for board membership by our stockholders in accordance with our bylaws and applicable law. In general, we desire to have a balanced group of directors that can perpetuate the Company’s long-term success and represent stockholder interests generally through the exercise of sound business judgment using its diversity of experiences and perspectives. In April 2014, the Governance Committee engaged the outside search firm of Spencer Stuart LLP to assist it in identifying and contacting qualified candidates.

In addition, directors and/or management have suggested potential candidates for consideration by this committee. As part of the selection process, the board and the Governance Committee use the qualification factors listed in our Corporate Governance Guidelines and examine candidates’ business skills and experience, personal integrity, judgment, and ability to devote the appropriate amount of time and energy to serving the best interests of stockholders, in addition to the objectives and desired composition of the board as a whole and the Company’s current and future needs. Although we do not have a formal diversity policy, the Governance Committee and the board also consider the diversity needs of the board. Such considerations include the desire for diverse perspectives that can be gained through different professional experiences, backgrounds, and education, as well as gender, race or ethnic diversity. As a result of this process and in accordance with our Bylaws and the board’s Corporate Governance Guidelines, on January 27, 2015, the Board of Directors increased the size of the board and elected Ms. Bacus and Mr. Gianoni as Class II and Class III directors, respectively. As described under the caption “Director Qualifications” on page 6 of this proxy statement, we believe our directors have very diverse perspectives, business skills, experience, and backgrounds.

Stockholders wishing to recommend individuals for consideration as directors should submit their suggestions in writing to the Corporate Secretary of the Company in accordance with the provisions of our bylaws which require the recommending stockholder to provide, among other things, the candidate’s name, age, residential and business contact information, detailed biographical data and qualifications for service as a board member, the class or series and number of shares of Teradata’s capital stock (if any) which are owned beneficially or of record by the candidate, a document signed by the candidate indicating the candidate’s willingness to serve, if elected, and evidence of the stockholder’s ownership of our stock. Recommendations by stockholders that are made in this manner will be evaluated in the same manner as other candidates. Stockholders who intend to nominate directors for election at our next annual meeting of stockholders must follow the procedures described in our bylaws, which are available on our corporate governance website at http://www.teradata.com/articles-and-bylaws. See “Procedures for Stockholder Proposals and Nominations” on page 64 of this proxy statement for further details regarding how to nominate directors.

The directors nominated by the Board of Directors for election at the 2015 annual meeting were recommended by each of the members of Governance Committee following the process described above. See “Director Qualifications” and “Nominees” on pages 6 through 9 of this proxy statement for further details regarding the reasons and director attributes supporting these nominations. All of these candidates for election are currently serving as our directors and have been determined by the board to be independent.

Under the board’s Corporate Governance Guidelines, if any director who is nominated for election at the 2015 annual meeting is not re-elected by the required majority vote, such director is required to promptly offer his or her resignation. The Board of Directors, giving due consideration to the best interests of the Company and our stockholders, is required to evaluate the relevant facts and circumstances, including whether the underlying cause of the director’s failure to receive the required majority vote can be cured, and make a decision on whether to accept the offered resignation. Any director who offers a resignation pursuant to this provision cannot participate in the board’s decision process. The Board of Directors will promptly disclose publicly its decision and, if applicable, the reasons for rejecting the offered resignation. If the board accepts a director’s resignation pursuant to this process, the Governance Committee will recommend to the Board of Directors whether to fill the resulting vacancy or reduce the size of the board.

COMMITTEES OF THE BOARD

Committee Structure and Responsibilities

Our Board of Directors has four committees: the Audit Committee, the Compensation and Human Resource Committee, the Committee on Directors and Governance, and the Executive Committee.

Audit Committee: The Audit Committee is the principal agent of the Board of Directors in overseeing our accounting and financial reporting processes and audits of our financial statements and internal controls, including assisting in the board’s oversight of (i) the integrity of our financial statements, (ii) our compliance with ethical, legal and regulatory requirements, (iii) the qualifications, independence and performance of our independent registered public accounting firm, and (iv) the performance of our internal audit function.

The Audit Committee also:

•

is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm and pre-approving all audit services, as well as any audit-related, tax and other non-audit services, to be performed by such firm;

•	reviews and discusses with our independent registered public accounting firm its quality control procedures;

•	regularly reviews the annual audit plan of our independent registered public accounting firm, including the scope of audit activities, and monitors the progress and results of the annual audit;

•	meets with the independent registered public accounting firm, the internal auditors and management to review the adequacy of our internal controls and financial, accounting and reporting processes;

•

discusses with management and the independent registered public accounting firm our annual audited financial statements and unaudited quarterly financial statements, and recommends to the board that the audited financial statements be included in the Company’s annual report filing with the SEC;

•

discusses with management and the independent registered public accounting firm (i) all critical accounting policies and practices used, (ii) any significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including analyses of the effects of alternative accounting methods under generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent registered public accounting firm, (iii) the effect of regulatory and accounting initiatives and off-balance sheet structures on our financial statements, and (iv) any other reports required by law to be delivered by the independent registered public accounting firm, including any management letter or schedule of unadjusted differences;

•	discusses management’s plans with respect to our major financial and enterprise risk exposures;

•

receives periodic reports from our internal auditors on findings of fraud, if any, and its significant findings regarding the design and/or operation of internal control over financial reporting as well as management responses to such findings;

•	reviews our periodic SEC filings and our quarterly earnings releases;

•	oversees our ethics and compliance program;

•	prepares the committee report required pursuant to the rules of the SEC for inclusion in our proxy statements;

•	ensures that the Company has established procedures for the confidential submission of employee concerns regarding accounting or auditing matters, as required by The Sarbanes-Oxley Act of 2002; and

•	reviews relationships between the Company and our independent registered public accounting firm or any of its subsidiaries to ascertain the independence of the external auditors.

The Audit Committee has five members, Messrs. Boykin, Fu, Kepler, and Lund and Ms. Cooper, each of whom meets the NYSE listing independence standards, is independent under our recently-updated independence standards and financially literate, as determined by the board under applicable NYSE standards. In addition, the board has determined that because of their accounting and financial management expertise, four out of five of the members of the Audit Committee are “audit committee financial experts,” as defined under SEC regulations. No member of the committee may receive any compensation, consulting, advisory or other fee from us, other than board compensation described below under the caption “Director Compensation,” as determined in accordance with applicable SEC and NYSE rules. Each Audit Committee member is limited to serving on the audit committees of two other public companies, unless the Board of Directors evaluates and determines that these other commitments would not impair the director’s effective service to us.

A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Audit Committee Charter. A copy of this charter, which was last amended by the committee on July 23, 2013, can be found on our corporate governance website at http://www.teradata.com/audit-committee-charter. A report of the Audit Committee is set forth below on page 60 of this proxy statement.

Compensation and Human Resource Committee: In general, this committee (i) discharges our board’s responsibilities relating to the compensation of our executives, (ii) provides general oversight of our management compensation philosophy and practices, benefit programs, and strategic workforce initiatives, (iii) oversees succession planning and leadership development activities, and (iv) reviews and approves our overall compensation principles, objectives and programs covering executive officers and key management employees as well as the competitiveness of our total executive officer compensation practices. The Compensation and Human Resource Committee also:

•	evaluates and reviews the performance levels of our executive officers in light of the Company’s goals and objectives and determines base salaries and equity and incentive awards for such officers;

•	establishes the annual goals and objectives of the Chief Executive Officer, after consulting with the independent members of the board;

•

at executive session of the Board of Directors, discusses its evaluation of, and determination of compensation for, the Chief Executive Officer based on the Chief Executive Officer’s performance against annual goals and objectives;

•	reviews and, as needed, recommends to our Board of Directors for approval our executive compensation plans, including incentive compensation plans, and all equity-based compensation plans;

•

oversees our plans for management succession and development and, on an annual basis, assists the Board of Directors in reviewing and monitoring succession planning, particularly with respect to the Chief Executive Officer;

•

reviews and discusses with management the disclosures in our proxy statements with respect to executive compensation policies and procedures and produces the committee’s annual report related to such disclosure for inclusion in our proxy statements;

•	reviews management’s proposals to make significant organizational changes or significant changes to existing executive officer compensation plans;

•	reviews the stock ownership guidelines and compliance of the Chief Executive Officer and other executive officers with such guidelines;

•	exercises administrative and oversight functions assigned to the committee under the Company’s various benefit plans, including the Company’s 401(k) plan;

•	oversees the Teradata Benefits Committee to which it delegated oversight and management responsibilities for U.S.-based employee benefit plans;

•	periodically reviews and monitors the Company’s diversity and inclusion practices; and

•

reviews and makes recommendations to the board with respect to stockholder approval of executive compensation (say-on-pay votes) and the frequency of say-on-pay votes, including review of stockholder feedback as appropriate.

The Compensation and Human Resource Committee has four members, Ms. Bacus and Messrs. Ringler, Schwarz and Stavropoulos, each of whom the Board of Directors has determined meets the NYSE listing independence standards and our recently-updated independence standards. The committee may form subcommittees with authority to act on the committee’s behalf as it deems appropriate and has delegated authority to our Chief Executive Officer, as a member and subcommittee of our board, to award equity to individuals other than executive officers in limited instances. In addition, the Chief Executive Officer conducts annual performance evaluations of executives and, after consulting with the Chief Human Resource Officer, provides this committee with his assessments and recommendations with respect to the amount and form of compensation for such executives.

In July 2014, this committee extended the engagement of Semler Brossy Consulting Group, LLC as its outside compensation consultant to assist the committee in the development of our executive compensation and benefit programs, including the amount and form of such compensation, and in the evaluation of our Chief Executive Officer. The rules for the use of the compensation consultant by the committee and management include the following: (i) only the committee and its Chair can hire or fire the consultant; (ii) on an annual basis, the consultant will provide the committee with a letter of the projected scope of services for the year; (iii) the consultant’s work will be coordinated with our Chief Human Resource Officer and any project undertaken at management’s request will be with the knowledge and consent of the committee Chair; (iv) the consultant will have direct contact with the committee; and (v) the committee will evaluate the performance of the consultant on an annual basis. In 2014, management did not engage the outside compensation consultant to perform any services for the Company. Moreover, the Compensation and Human Resource Committee reviewed the independence of the consultant in light of SEC rules and NYSE listing standards regarding compensation consultants and has concluded that the firm’s work for the committee and for the Governance Committee is independent and does not raise any conflicts of interest. A more detailed discussion of the committee’s mission, composition, and responsibilities is contained in the Compensation and Human Resource Committee Charter, which was last amended on April 29, 2013, and is available on our corporate governance website at http://www.teradata.com/compensation-committee-charter. A report of the committee is set forth below in the Compensation Discussion and Analysis beginning on page 28 of this proxy statement.

Committee on Directors and Governance: This committee is responsible for reviewing the board’s corporate governance practices and procedures, and:

•	establishes procedures for evaluating the performance of the Board of Directors and oversees such evaluation;

•

reviews the composition of our Board of Directors and the qualifications of persons identified as prospective directors, recommends to the board the candidates to be nominated for election as directors, and, in the event of a vacancy on the board, recommends any successors;

•	reviews and makes recommendations to the board concerning non-employee director compensation;

•	sees that proper attention is given, and appropriate responses are made, to stockholder concerns regarding corporate governance matters; and

•	oversees the Company’s Related Person Transactions Policy and Corporate Governance Guidelines.

The Governance Committee has directly engaged Semler Brossy Consulting Group, LLC as its consultant to review our director compensation program in prior years and, in January 2014, this committee engaged Semler Brossy as its outside compensation consultant until January 2015.

The Governance Committee is composed entirely of independent directors, Messrs. Gianoni, Ringler and Stavropoulos. The committee approved the nomination of the candidates reflected in Proposal 1. A more detailed discussion of the committee’s mission, composition and responsibilities is contained in its charter, which was last amended on July 23, 2013, and is available on our corporate governance website at http://www.teradata.com/committee-on-directors-and-governance-charter.

Executive Committee: The Executive Committee has four members, Messrs. Koehler, Lund, Ringler, and Stavropoulos. This committee has the authority to exercise all powers of the full Board of Directors, except those prohibited by applicable law, such as amending the bylaws or approving a merger that requires stockholder approval. This committee meets between regular board meetings if urgent action is required.

Board Committee Membership as of December 31, 2014

Name	Executive Committee		Compensation and Human Resource Committee		Audit Committee		Committee on Directors and Governance
James M. Ringler	X	*	X				X
Edward P. Boykin					X
Nancy E. Cooper					X
Cary T. Fu					X
David E. Kepler							X
Michael Koehler	X
Victor L. Lund	X				X	*
John G. Schwarz			X	*
William S. Stavropoulos	X		X				X	*
Number of meetings in 2014	0		6		9		5
*	Chair

Note: Since the end of 2014, Ms. Bacus and Mr. Gianoni joined the board as members of the Compensation and Human Resource Committee and Committee on Directors and Governance, respectively. Mr. Kepler is currently a member of the Audit Committee and no longer serves on the Committee on Directors and Governance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our fiscal year 2014, no member of the Compensation and Human Resource Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) or director of another entity where such entity’s executive officers served on our Compensation and Human Resource Committee or board.

COMMUNICATIONS WITH DIRECTORS

Stockholders and interested parties wishing to communicate directly with our Board of Directors, any individual director, the Chairman of the Board, or our non-management or independent directors as a group are welcome to do so by writing our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342. The Corporate Secretary will forward any communications as directed. Any matters reported by stockholders or interested parties relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee as appropriate. Anonymous and/or confidential communications with the Board of Directors may also be made by writing to this address. For more information on how to contact our board, please see our corporate governance website at http://www.teradata.com/contact-the-board.

RELATED PERSON TRANSACTIONS

Our Related Person Transactions Policy was adopted by the Board of Directors in 2007, and the board approved minor amendments to the policy in January 2013. Under this policy, the board’s Committee on Directors and Governance (the “Governance Committee”) is responsible for reviewing and approving each transaction in which Teradata was a participant involving or potentially involving an amount in excess of $120,000 and in which a related person had a material interest. A related person is any director or executive officer, any immediate family member of a director or executive officer, a 5% or more stockholder, and any immediate family member of a 5% or more stockholder.

This policy provides for approval or ratification of each related person transaction in accordance with the procedures and policies discussed below (i) by our Governance Committee, or (ii) if the Governance Committee determines that the approval or ratification of such related person transaction should be considered by all of the disinterested members of the Board of Directors, by a majority vote of the disinterested members of the board.

The policy provides for our General Counsel to advise the Chair of the Governance Committee of any potential related person transaction involving in excess of $120,000 of which the General Counsel becomes aware, including management’s assessment of whether the related person’s interest in the potential related person transaction is material. The Governance Committee is required to consider such potential related person transaction, including whether the related person’s interest in the potential related person transaction is material, unless the Governance Committee determines that the approval or ratification of such potential transaction should be considered by all of the disinterested members of the Board of Directors, in which case such disinterested members of the board will consider the potential transaction. Except as set forth below, we will not enter into a related person transaction that is not approved in advance unless the consummation of such transaction is expressly subject to ratification.

If we enter into a transaction that we subsequently determine is a related person transaction or a transaction that was not a related person transaction at the time it was entered into but thereafter becomes a related person transaction, then in either such case the related person transaction must be presented to the Governance Committee or the disinterested members of the Board of Directors, as applicable, for ratification. If the related person transaction is not ratified, then we are required to take all reasonable actions to attempt to terminate our participation in the transaction.

Factors that are reviewed by the Governance Committee or the Board of Directors, as applicable, include: the size of the transaction and the amount payable to a related person; the nature of the interest of the related person in the transaction; whether the transaction may involve a conflict of interest; whether the transaction is fair to the Company; whether the transaction might impair independence of an outside director of the Company; and whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

STOCK OWNERSHIP

Ownership by Officers and Directors

This table shows our common stock beneficially owned as of February 1, 2015, by each named executive officer included in the Summary Compensation Table found on page 41 of this proxy statement, each non-employee director, and the directors and executive officers as a group.

Name	Total Shares Beneficially Owned(1)	Shares Covered by Options(2)	% of Class Beneficially Owned(3)
Non-Employee Directors

Lisa R. Bacus, Class II Director	0	0	*
Edward P. Boykin, Class III Director	107,891	38,388	*
Nancy E. Cooper, Class I Director	36,326	18,642	*
Cary T. Fu, Class III Director	47,082	29,312	*
Michael P. Gianoni, Class III Director	0	0	*
David E. Kepler, Class I Director	47,332	13,206	*
Victor L. Lund, Class III Director	42,241	0	*
James M. Ringler, Chairman of the Board and Class II Director(4)	157,696	84,771	*
John G. Schwarz, Class II Director	27,366	9,423	*
William S. Stavropoulos, Class I Director(5)	82,987	23,954	*

Named Executive Officers

Michael Koehler, President, Chief Executive Officer and Class II Director(6)	1,597,596	1,355,979	1.1%
Robert Fair, Executive Vice President and Chief Marketing and Information Officer(7)	330,471	276,299	*
Scott Gnau, Executive Vice President, Teradata Labs(8)	164,202	97,126	*
Daniel Harrington, Executive Vice President, Global Consulting and Support Services(9)	118,835	73,084	*
Stephen Scheppmann, Executive Vice President and Chief Financial Officer	234,858	184,813	*
Hermann Wimmer, Executive Vice President, International(10)	269,247	211,594	*

Directors and Executive Officers as a Group (21 persons)	4,195,375	3,127,193	2.8%

*	Less than one percent.

(1)	Unless otherwise indicated, total voting power and total investment power are exercised by each individual and/or a member of his or her household. This column includes: (i) shares covered by options that are exercisable within sixty days of February 1, 2015 (as listed in the “Shares Covered by Options” column); (ii) shares granted to directors, the receipt of which have been deferred, as follows: Mr. Boykin, 34,890 shares; Mr. Lund, 11,628 shares; and Mr. Stavropoulos, 16,787 shares; and (iii) vested restricted share units, the receipt of which have been deferred, as follows: each of Messrs. Boykin and Lund, 26,613 units; Mr. Fu, 9,063 units; Mr. Ringler, 8,081 units; and Mr. Schwarz, 16,222 units.

(2)	Includes shares that the executive officer or director or his or her respective family members have the right to acquire through the exercise of stock options within sixty days after February 1, 2015. These shares are also included in the “Total Shares Beneficially Owned” column.

(3)	The total number of shares of our common stock issued and outstanding as of February 1, 2015 was 148,157,664.

(4)	Includes 58,146 shares held indirectly through a limited liability company.

(5)	Includes 2,000 shares held by Mr. Stavropoulos’ spouse, and 1,000 shares held indirectly by her through a family limited partnership.

(6)	Includes 11,124 shares attributable to units held by Mr. Koehler in a unitized stock fund under the Teradata 401(k) Savings Plan, 14,000 shares held jointly by Mr. Koehler and his spouse, 80,000 shares held indirectly through Koehler family trusts, and 45,000 shares held indirectly through a grantor retained annuity trust. As of February 27, 2015, Mr. Koehler no longer serves as the President of the Company, but retained his role as the Company’s Chief Executive Officer.

(7)	As of February 27, 2015, Mr. Fair was appointed Co-President, Teradata.

(8)	Includes 7,243 shares attributable to units held by Mr. Gnau in a unitized stock fund under the Teradata 401(k) Savings Plan.

(9)	Includes 35,581 shares attributable to units held by Mr. Harrington in a unitized stock fund under the Teradata 401(k) Savings Plan.

(10)	As of February 27, 2015, Mr. Wimmer was appointed Co-President, Teradata.

Other Beneficial Owners of Teradata Common Stock

To the best of our knowledge, based on filings with the SEC made by beneficial owners of our stock, the following stockholders beneficially own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner	Total Number of Shares	Percent of Class(1)
First Eagle Investment Management, LLC(2) 1345 Avenue of the Americas, New York, New York 10105	12,921,103	8.72%
The Vanguard Group(3) 100 Vanguard Blvd., Malvern, Pennsylvania 19355	11,576,320	7.81%
BlackRock, Inc.(4) 40 East 52nd Street, New York, New York 10022	8,484,862	5.73%

(1)	Percent of class is based on 148,157,664 shares of Teradata common stock issued and outstanding as of February 1, 2015.

(2)	Information is based on Amendment No. 1 to Schedule 13G filed by First Eagle Investment Management, LLC with the SEC on January 30, 2015, which reported sole voting power over 12,458,146 and sole dispositive power over 12,921,103 shares. According to this filing, the First Eagle Global Fund, a registered investment company for which First Eagle Investment Management, LLC acts as investment adviser, may be deemed to beneficially own 8,766,525 of these shares.

(3)

Information is based on Amendment No. 4 to Schedule 13G filed by The Vanguard Group with the SEC on February 9, 2015. According to this filing, The Vanguard Group has sole dispositive power over 11,321,883 shares, shared dispositive power over 254,437 shares and sole power to vote 267,072 shares. According to this filing, (i) Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. and a registered investment adviser, is the beneficial owner of 209,537 shares as a result of its serving as investment manager of collective trust accounts, and (ii) Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. and a registered investment adviser, is the beneficial owner of 102,435 shares as a result of its serving as investment manager of Australian investment offerings.

(4)	Information is based on Amendment No. 6 to Schedule 13G filed by BlackRock, Inc. with the SEC on February 10, 2015, which reported sole voting power over 7,197,579 and sole dispositive power over 8,484,862 shares. According to this filing, these shares are beneficially owned by the following subsidiaries of Blackrock, Inc.: BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Fund Managers Ltd., BlackRock Life Limited, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock International Limited, BlackRock Institutional Trust Company, N.A., BlackRock Japan Co. Ltd., and BlackRock Investment Management (UK) Limited.

DIRECTOR COMPENSATION

Teradata’s Director Compensation Program is designed to enhance our ability to attract and retain highly qualified directors and to align their interests with the long-term interests of our stockholders. The program consists of both a cash component, designed to compensate independent directors for their service on the board and its committees, and an equity component, designed to align the interests of independent directors and stockholders. Mr. Koehler receives no compensation for his service on the board.

Annual Retainer

Under the Director Compensation Program, for the 2014–2015 board year (the period between the Company’s annual stockholders’ meetings), each non-employee member of Teradata’s board receives an annual retainer of $50,000. The Chairman of the Board of Directors (Mr. Ringler) receives an additional retainer of $100,000, and each director serving on the Audit Committee receives an additional retainer of $5,000. The Chair of the Governance Committee receives an additional retainer of $10,000. The Chair of the Audit Committee receives an additional retainer of $20,000 and the Chair of the Compensation and Human Resource Committee receives an additional retainer of $15,000.

Prior to January 1 of each year, a director may elect to receive all or a portion of his or her annual retainer in Teradata common stock instead of cash. In addition, a director may elect to defer receipt of shares of common stock payable in lieu of cash. Payments for deferred stock may be made only in shares of Teradata common stock.

Annual Equity Grant

The Director Compensation Program provides that on the date of each annual meeting of stockholders each non-employee director will be granted restricted share units (“RSUs”) and/or stock options to purchase a number of shares of Teradata common stock in an amount determined by the Governance Committee and approved by the board. For the 2014–2015 board year, each of the non-employee directors received an annual equity grant consisting of RSUs with a total dollar value of $250,000. The RSUs vest in four equal quarterly installments commencing three months after the grant date, and directors may elect to defer receipt of the shares of common stock payable when the RSUs vest.

Initial Equity Grant

The Director Compensation Program also provides that upon initial election to the board, each non-employee director will receive a grant of RSUs. A director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting of RSUs. The RSUs vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

No director received an initial equity grant during 2014.

Mid-Year Equity Grant

The Director Compensation Program also provides the board with the discretion, based on the recommendation of the Governance Committee, to grant mid-year equity grants in the form of stock options and/or awards of restricted stock or RSUs to directors who are newly elected to the board after the annual meeting of stockholders. If a mid-year equity grant is made in the form of RSUs, a director may elect to defer receipt of the shares of common stock that would otherwise be received upon vesting. Option grants made in connection with a mid-year equity grant will be fully vested and exercisable on the first anniversary of the grant. Restricted share unit grants made in connection with a mid-year equity grant vest in four equal quarterly installments commencing three months after the grant date. Payment is made only in Teradata common stock.

No director received a mid-year equity grant during 2014.

Benefits

We do not provide any retirement or other benefit programs for our directors. However, directors may have their spouses or immediate family members accompany them on our aircraft when traveling on approved business trips, which occurred on one occasion in 2014, and Mr. Koehler is permitted to use the corporate aircraft for personal use.

2014 Director Compensation Table

The following table provides information on compensation paid to our non-employee directors in 2014.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Total ($)
James M. Ringler, Chairman	—	391,594	—	391,594
Edward P. Boykin	—	296,628	—	296,628
Nancy E. Cooper	55,000	241,516	—	296,516
Cary T. Fu	55,000	241,516	—	296,516
David E. Kepler	50,000	241,516	—	291,516
Victor L. Lund	75,000	241,516	—	316,516
John G. Schwarz	65,000	241,516	—	306,516
William S. Stavropoulos	—	301,587	—	301,587

(1)	Table does not include compensation information for Ms. Bacus or Mr. Gianoni who joined our board in January 2015.

(2)	Represents the annual cash retainer earned for 2014. Mr. Boykin elected to receive his cash retainer in deferred shares payable as described in footnote 2 below. Messrs. Ringler and Stavropoulos elected to receive their cash retainers in current shares. These deferred and current shares are reported in the “Stock Awards” column.

(3)	This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, of RSU awards, deferred shares (also referred to as “phantom shares”) paid in lieu of cash annual retainers, and current shares paid in lieu of the cash annual retainers, in each case in 2014. See Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 (our “2014 Annual Report”) for an explanation of the assumptions we made in the valuation of these awards. The grant date fair value of the annual award for the 2014-2015 board year is $45.16.

The number of RSUs outstanding as of December 31, 2014, for each of the non-employee directors is 2,674.

(4)	There were no options granted to the non-employee directors for the 2014-2015 board year. The number of shares underlying each option award outstanding as of December 31, 2014 for each of the non-employee directors is as follows: Mr. Ringler, 84,771; Mr. Boykin, 38,388; Ms. Cooper, 18,642; Mr. Fu, 29,312; Mr. Kepler, 13,206; Mr. Lund, 0; Mr. Schwarz, 9,423; and Mr. Stavropoulos, 23,954.

Director Stock Ownership Guidelines

Under the board’s Corporate Governance Guidelines, each director should hold stock valued at no less than ten times the amount of the annual retainer paid to such director within five years after he or she is first elected to the Teradata Board of Directors. Stock or stock units beneficially owned by the director, for which beneficial ownership is not disclaimed, including stock or stock units held in a deferral account, should be taken into account. However, for this purpose, the board does not believe it appropriate to include stock options granted to directors by the Company. Each director who served as a director during 2014 has exceeded his or her required ownership level.

NO INCORPORATION BY REFERENCE

In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the following “Board Compensation and Human Resource Committee Report on Executive Compensation” and the “Board Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be “Soliciting Material” under SEC rules. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.

BOARD COMPENSATION AND HUMAN RESOURCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Human Resource Committee of the Board of Directors (the “Committee”) manages the Company’s compensation programs on behalf of the Board of Directors. The Committee reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the review and discussions referred to above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

Dated: February 24, 2015

The Compensation and Human Resource Committee:

John G. Schwarz, Chair

Lisa R. Bacus, Member

James M. Ringler, Member

William S. Stavropoulos, Member

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis (this “CD&A”) provides information about our compensation program for our named executive officers. The Company’s named executive officers for 2014 were:

Name	Title
Michael Koehler	President and Chief Executive Officer

Stephen Scheppmann	EVP and Chief Financial Officer

Hermann Wimmer	EVP, International

Robert Fair	EVP and Chief Marketing and Information Officer

Scott Gnau	EVP, Teradata Labs

Dan Harrington	EVP, Global Consulting and Support Services

Section 1: Executive Summary

Compensation Highlights

The 2014 total direct compensation levels for our named executive officers was determined by the Compensation and Human Resource Committee of the Board of Directors (the “Committee”) as follows:

Element	2014 Decisions
Base Salary	No changes for 2014. The Committee conservatively chose not to increase base salaries for 2014 after a competitive market review and in light of increases in 2013 that were made in conjunction with the implementation of a new organizational structure.
Annual Bonus	No changes for 2014. Similarly, the Committee did not increase target annual incentive opportunities for 2014 after a competitive market review and in light of the 2013 increases.
Long-Term Incentives	Greater emphasis on long-term performance; Less reliance on stock options. In 2014, the Committee (i) increased the long-term incentive opportunities for our named executive officers (increases ranging from 17% to 50%) and (ii) adjusted the mix of equity compensation vehicles away from stock options by offering a lower percentage of stock options (reduced from 50% to 33.3%) and by increasing the percentage of performance-based restricted share units (increased from 25% to 33.3%) and service-based restricted share units (increased from 25% to 33.3%). These changes were intended to increase the retentive value of our long-term compensation and better align our compensation with market levels and practices.

Pay-For-Performance Commitment

We remain committed to a pay-for-performance philosophy. Consistent with past practice and to reflect this philosophy, we set plan targets that represent increases over prior year results. In this regard, while our financial performance was generally in line with our revised outlook for the year on a constant currency basis, it fell short of our original 2014 plan targets, which had a material impact on the payout levels under the Company’s compensation programs. The 2014 financial results are reflective of general economic conditions, changes in customer buying patterns, and an industry transition in strategy and technologies. We continue to believe that we are a market leader and strive to make investments to further our leadership position and drive future success.

Element	Payout Level	Performance Commitment
2014 Annual Incentives	31.5%	We did not achieve our threshold GAAP revenue and non-GAAP operating income goals, and therefore each named executive officer received no payout for 70% of his annual incentive that was allocated to financial goals. However, we did achieve certain strategic objectives which resulted in a bonus equal to 105% of the target payout level for those measures. Our performance under the 2014 annual bonus program is described in more detail in section 3 of this CD&A.
2014 Long-Term Incentives	0%	We did not achieve our threshold GAAP revenue and non-GAAP earnings per share goals, and therefore none of the named executive officers earned any shares under their 2014-2015 performance-based restricted share unit awards. Our performance under these awards is described in more detail in section 3 of this CD&A.

Section 2: Compensation Philosophy, Policies and Practices

Our executive compensation program is designed to achieve the Company’s goal of attracting, retaining and developing global business leaders with proven capabilities to drive financial and strategic growth, while also delivering long-term stockholder value. We focus on providing compensation opportunities that are aligned with our stockholders’ interests, promote sound governance practices, and deliver pay-for-performance. The Committee has also implemented policies and practices to reduce compensation risks and align compensation with industry norms.

What We Do

•	Promote Pay-For-Performance. Our Company believes in a pay-for-performance culture. In 2014, approximately 64% of the target total direct compensation for our Chief Executive Officer, and 61% for the other named executive officers, was performance-based (consisting of annual bonuses, performance-based restricted share units and stock options).

•	Establish Competitive Compensation Levels. We target the total direct compensation for our named executive officers at levels that are competitive in the high–technology industry. We also strive to maintain internal pay equity among our executives in order to retain, motivate and, as necessary, attract executive talent.

What We Do

•	Maintain a “Double Trigger”. Our change in control arrangements provide benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, only if our executives incur a qualifying termination in connection with a change in control.

•	Minimize Compensation Risks. We periodically review our compensation program to confirm that our compensation policies and practices are not encouraging excessive or inappropriate risk taking by our employees. Potential incentive payouts are capped and we retain discretion to adjust payouts based on the quality of Company and individual performance and adherence to our ethics and compliance programs.

•	Require Holding Periods for Performance Awards. We subject a meaningful portion of earned performance-based restricted share units to a time-based vesting schedule following the end of the performance period. This practice encourages our executives to generate performance results that translate into sustained, long-term stockholder value.

•	Impose Robust Stock Ownership Guidelines. Our stock ownership guidelines require our executives to achieve robust ownership requirements, ranging from 115,000 to 35,000 shares (excluding options and unvested performance share units) for our Chief Executive Officer and other named executive officers, respectively. These guidelines encourage our executives to maintain a meaningful equity interest in the Company and a shared commitment to value creation, while satisfying their needs for portfolio diversification. Each named executive officer has exceeded his required ownership level. Our stock ownership guidelines also require periodic review by the Committee to ensure they are consistent with market and peer group practices.

•	Maintain a “Clawback” and “Harmful Activity” Policy. We maintain a Compensation Recovery Policy (commonly referred to as a clawback policy), which generally provides that the Company may recover performance-based compensation if payout was based on financial results that were subsequently restated. The policy supports the accuracy of our financial statements and helps to align the interests of our named executive officers with those of our stockholders. We also retain the right to cancel outstanding equity awards and recover realized gains if executives engage in certain “harmful activity,” such as violating a non-competition or non-solicitation covenant.

•	Retain an Independent Consultant. The Committee retains an independent consultant to assist in developing and reviewing our executive compensation strategy and to confirm that the design and pay levels of our compensation programs are consistent with market practices.

•	Maintain a Tax Deductibility Policy. Our annual incentive opportunity, stock options and performance-based restricted share units granted in 2014 were intended to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and thus be fully deductible for federal income tax purposes. However, should the Committee believe it is in the stockholders’ best interests to grant non-deductible compensation, the Committee retains the flexibility to do so.

•	Review Share Utilization. We regularly review overhang levels (the dilutive impact of equity awards on our stockholders) and run rates (the aggregate shares awarded as a percentage of total outstanding shares) and maintain levels well below industry norms.

What We Don’t Do
•	No Excise Tax Gross-Ups. Our management is not entitled to receive any “gross up” payments related to excise taxes that may be imposed in connection with golden parachute arrangements under the Company’s change in control severance plan.
•	No Hedging or Pledging of Company Stock. Our insider trading policy restricts our employees, officers and directors from engaging in hedging transactions involving Teradata stock or from pledging Teradata securities.
•	No Perquisite Program. We do not provide perquisites to any of our named executive officers in the United States and generally do not provide perquisites to our non-U.S. executives. Mr. Wimmer, who lives and works in Germany, receives limited benefits that are part of our broader benefits program to our management team in Europe, including the use of a company car.
•	No “Timing” of Equity Grants. We maintain a disciplined equity approval policy. We do not grant equity awards in anticipation of the release of material, non-public information. Similarly, we do not time the release of material, non-public information based on equity grant dates. Under our equity grant approval policy, we generally grant annual equity awards at the regular meeting of the Committee that occurs during the period beginning on the later of (i) two days after we announce our third quarter results or (ii) the date we file our third quarter report on Form 10-Q, and ending on December 15.

Section 3: Core Compensation Program

The following is a brief summary of each element of our core compensation program for our named executive officers as of December 31, 2014.

Base Salary

We provide a base salary to retain and, as necessary, attract key executive talent and to align our compensation with market practices. Base salaries are reviewed and established by the Committee on a competitive basis each year. In 2014, the Committee did not make any changes to the base salary levels of our named executive officers.

Name	Base Salary
Michael Koehler	$800,000
Stephen Scheppmann	$470,000
Hermann Wimmer	$491,097	*
Robert Fair	$410,000
Scott Gnau	$410,000
Dan Harrington	$410,000
*	Mr. Wimmer’s base salary was converted to $US at an exchange rate of €1 = 1.321667.

Annual Bonus Awards

All of our named executive officers participate in the Teradata Corporation Management Incentive Plan (the “MIP”). Each named executive officer’s annual incentive opportunity (as a percentage of base salary) remained the same for 2014.

Name	Opportunity (as % of base salary)
Michael Koehler	125%
Stephen Scheppmann	100%
Hermann Wimmer	100%
Robert Fair	100%
Scott Gnau	100%
Dan Harrington	100%

The MIP provides annual incentive opportunities for each named executive officer based on an incentive formula: 1.5% for the Chief Executive Officer and 0.75% for the other named executive officers of our earnings before income and taxes (“EBIT”). EBIT was selected as the appropriate performance measure since the level of EBIT reflects the operating strength and efficiency of the Company.

The EBIT incentive formula establishes the maximum amount payable each year under the MIP for each named executive officer; but the executives are not assured of earning this maximum amount, and it was not paid in prior years. Instead, the Committee has the authority to reduce the annual amount payable under the EBIT incentive formula based on its assessment of the extent to which certain financial and strategic goals are achieved under our annual bonus program, as described below. The Committee also retains discretion to adjust payouts based on the quality of Company and individual performance and adherence to our ethics and compliance programs, among other things.

Total payouts under the annual bonus program are determined by the weighted measure of three different components: (i) revenue, based on generally accepted accounting principles (“GAAP”); (ii) operating income, as reported in the 2014 earnings release (i.e., excluding stock-based compensation expenses and other special items); and (iii) strategic measures. No single component is given disproportionate weight and each has a specific business objective.

Measure	Weight	Business Objective
Revenue	35%	Reward our executives for achievement of revenue growth objectives
Non-GAAP Operating Income	35%	Incent our executives to deliver attractive contribution margins and stockholder value
Strategic Objectives	30%	Motivate our executives to focus on the advancement of strategic objectives that ensure the future growth of the Company (see below)

GAAP Revenue and Non-GAAP Operating Income

The Committee established targets for GAAP revenue and non-GAAP operating income in February 2014.

We did not achieve our threshold levels for the 2014 financial measures, and therefore our named executive officers did not receive any payout with respect to those goals. The following chart sets forth the GAAP revenue and non-GAAP operating income targets for 2014 and related achievement levels. These targets were set in February 2014 and the revenue targets were then subject to minor self-executing adjustments (i.e., increases) to reflect our acquisition of Think Big Analytics in September 2014.

Financial Measure (in millions) (70% of total weighting for payout)	0% (Threshold)*	100% (Target)	120% (Mid-Level)	200% (Maximum)	Actual Performance	Achievement Level
GAAP Revenue	$2,832	$2,925	$2,966	$3,236	$2,795	0%
Non-GAAP Operating Income	$655	$689	$706	$803	$621	0%
*	No payout can be earned for either financial measure if the threshold level of operating income is not achieved.

Please see the discussion under the heading “Determination of Performance” on page 36 for a more detailed description of the financial measures and the calculation of actual performance results after a minor pre-approved adjustment.

Strategic Objectives

Unlike the financial goals, the Committee did not use pre-established targets, weightings or formulas to determine the payout level with respect to the strategic objectives. Rather, the payout level for such objectives was based on the Committee’s discretionary assessment of actual performance relative to an overall mix of strategic performance criteria, such as:

Strategic Performance Criteria

Grow Data Warehouse and Big Data Market Share. Achieved by advancing long-term technology strategy and investments, adding new accounts, establishing our status as a market leader and as a trusted advisor for all data, and management of sales territories to optimize long-term growth.

Grow Integrated Marketing Management and Application Market Share. Achieved by advancing long-term technology strategy and investments, establishing our status as a market leader for integrated marketing management, achievement of 100% renewal rate on subscriptions, and adding new accounts.

Improve Operational Excellence. Achieved by reaching expense and product cost efficiencies, maintaining our excellent product delivery and quality metrics, and maintaining our leadership position as an ethical company.

In January 2015, the Committee considered a number of performance factors, including those described above, to assess the attainment of the strategic measures for 2014. In particular, during 2014, we continued to advance our leading data analytics and marketing applications technologies by achieving key milestones and investing in new software and service capabilities and offerings, and we were recognized by major analysts for our leadership positions in data warehousing and integrated marketing. We grew our data warehousing and big data new accounts significantly, and increased our big data and marketing applications sales and research and development investments. We also met key operational goals such as cost erosion and system availability and were again recognized for our world-class ethics and compliance program. Based on its review of these factors, among other things, the Compensation Committee determined the payout level with respect to the strategic objectives, without using specific targets, weightings or formulas in reaching its conclusion. The Committee then reviewed its assessment of the appropriate payout level with the independent members of the full Board of Directors and concluded that a payout above target (i.e., of 105%) in respect of these measures for the named executive officers was appropriate under the circumstances given management’s execution of key technology initiatives and longer-term strategic investments that position the Company well for future financial growth.

Payouts of Annual Bonuses

Each named executive officer was entitled to a payout under the annual bonus program equal to 31.5% of his target annual incentive opportunity, which reflected 0% for the financial measures and the achievement of 105% for the strategic measures. The amount of the 2014 annual bonus payments is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table of this proxy statement on page 41.

For more information on the 2014 annual bonus program for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 44 of this proxy statement.

Long-Term Incentives (Equity Awards)

The total direct compensation levels for our named executive officers are heavily weighted to long-term incentive opportunities, which generally vest over a period of three to four years. This structure is intended to enhance our retention incentives and focus our executives on delivering sustainable performance over the longer-term.

Annual Grants (2014-2015)

On December 1, 2014, the Committee established the 2014-2015 long-term incentive opportunities for our named executive officers as part of our annual grant cycle. When establishing these levels, the Committee considered a number of factors, including our goals of setting long-term incentive opportunities at more competitive levels, increasing the retentive nature of the incentive program and appropriately managing our dilution and run rate levels. Moreover, before finalizing long-term incentive award opportunities, the Committee assessed each named executive officer’s general performance during the year, as well as his relative roles and responsibilities within the Company, along with internal equity considerations. After reviewing these factors, the Committee allocated a greater percentage of total direct compensation to long-term incentives and established the named executive officers’ target long-term incentive award levels as follows:

	Long-Term Incentive Award Value
Name	2014	2013
Michael Koehler	$6,000,000	$5,000,000
Stephen Scheppmann	$1,400,000	$1,200,000
Hermann Wimmer	$1,800,000	$1,200,000
Robert Fair	$1,800,000	$1,200,000
Scott Gnau	$1,800,000	$1,200,000
Dan Harrington	$1,800,000	$1,200,000

As part of the annual grant cycle, the Committee uses three equity vehicles to deliver the long-term incentive opportunity: (i) stock options; (ii) performance-based restricted share units; and (iii) service-based restricted share units. This mix allows us to balance our goals of managing stock dilution and expense while providing meaningful retention incentives and performance-based compensation.

On December 1, 2014, the Company modified the equity compensation mix by lowering the percentage of stock options (from 50% to 33.3%) and by increasing the percentage of performance-based restricted share units (from 25% to 33.3%) and service-based restricted share units (from 25% to 33.3%). This change was made to address retention concerns and follow the general market trend away from the use of stock options. Increasing the value of the performance-based restricted share unit component also reinforces our pay-for-performance culture.

Equity Award	Weight	Description and Rationale
Stock Options	33.3%	•	Alignment with Stockholder Interests. All stock options were granted with an exercise price equal to the fair market value of the shares on the date of grant. Stock options align the interests of executives with those of stockholders because the value of stock options only increases when stock price increases. This rewards sound business decisions that lead to improved long-term performance.

		•	Long-Term Horizon. Stock options vest over a four year period in order to enhance our retention incentives and encourage focus on longer-term performance.

Performance-Based Restricted Share Units	33.3%	•	Pay-for-Performance. The performance-based restricted share units provide our named executive officers with the opportunity to be credited with a number of units based on the extent to which a non-GAAP earnings per share financial goal (70% of award) and certain strategic measures (30% of award) are achieved. These goals are intended to provide a balanced mix of quantitative and qualitative performance measures and to focus our named executive officers on building sustained long-term stockholder value. The payout opportunity ranges from 25% to 200% of the units subject to the award; although, consistent with our pay-for-performance culture, no payout for financial goals can be earned if performance is below the threshold level. In addition, the strategic goals cannot result in a payout over 100% unless a revenue financial goal is achieved. Once financial results for the performance period have been finalized, the Committee will certify the number of units, if any, to be credited to the executive’s account based on actual performance results after giving effect to a pre-approved adjustment to eliminate the positive or negative impact of any significant foreign currency exchange rate fluctuations on 2015 revenue.

		•	Creation of Stockholder Value. In order to mitigate the risk of using annual performance goals under our equity program, the units earned, if any, vest one third on the date the Committee certifies performance results, one third on the first anniversary of the certification date, and the remaining third on the second anniversary of the certification date. This vesting schedule helps to focus our executives on generating earnings per share results that translate into sustained, long-term stockholder value.

Equity Award	Weight	Description and Rationale

Service-Based Restricted Share Units	33.3%	•	Retention. The service-based restricted share units provide our named executive officers with the opportunity to receive shares of our common stock if they remain employed by us. The service-based restricted share units are intended to help retain our executives and maintain a focus on future and continued success. In 2014, the vesting schedule of service-based restricted share units was changed to a three-year graded schedule from a three-year cliff in order to better align ourselves with industry and peer practices.

For more information on the 2014-2015 long-term incentive awards for our named executive officers, please refer to the “Grants of Plan-Based Awards” section on page 44 of this proxy statement.

Payout of 2013-2014 Performance-Based Restricted Share Units

In December 2013, as part of our annual grant cycle, we granted performance-based restricted share units to our named executive officers, providing them the opportunity to receive a credit of restricted share units based on the extent to which we achieved certain levels of GAAP revenue and non-GAAP earnings per share, as reported in our earnings releases (i.e., excluding stock-based compensation expenses and other special items) during the 2014 calendar year.

The payout opportunity ranged from 25% to 200% of the units subject to the award; although no payout could have been earned if performance was below the threshold levels. Based on actual performance results, none of the named executive officers earned a payout of his target 2014 performance-based restricted share unit award because the threshold levels were not achieved for either goal.

The following chart sets forth the GAAP revenue and non-GAAP earnings per share targets for the 2013-2014 performance-based restricted share units and related achievement levels. These targets were set in February 2014 and then the revenue targets were subject to minor self-executing adjustments (i.e., increases) to reflect our acquisition of Think Big Analytics in September 2014.

Performance Goal (equal weight)	25% (Threshold)	50%	100% (Target)	200% (Maximum)	Actual Performance	Achievement Level
GAAP Revenue (millions)	$2,837	$2,868	$2,931	$3,236	$2,795	0%
Non-GAAP Earnings per Share	$2.91	$2.97	$3.08	$3.55	$2.86	0%

Please see the discussion under the heading “Determination of Performance” in section 4 of this CD&A for a more detailed description of the financial measures and the calculation of actual performance results after a minor pre-approved adjustment.

Section 4: Determination of Performance

Our GAAP revenue, non-GAAP operating income and non-GAAP earnings per share goals used in the 2014 annual bonus program and the 2014 performance-based restricted share unit awards tie to our audited financial statements as adjusted and disclosed to investors in our quarterly earnings releases. These results are highly scrutinized by our finance and accounting departments. Moreover, the determination of the non-GAAP results is based on standard special items, including, among other things: amortization of acquisition-related intangible assets, acquisition transaction and integration expenses, and stock-based compensation expense.

Consistent with prior year actions, the Committee authorized an adjustment to GAAP revenue for purposes of determining achievement of the performance goals for the 2014 annual bonus program and the 2014 performance-based restricted share unit awards to exclude the negative impact of foreign currency exchange rates.

Section 5: Compensation Consultant and Peer Group

Compensation Consultant

The Committee directly retains Semler Brossy Consulting Group, LLC (“Semler Brossy”) to assist in developing and reviewing our executive compensation strategy and program. Semler Brossy reports directly to the Committee and serves at the sole discretion of the Committee. It does not perform any other services for the Company other than as an adviser to the Board of Directors on its director compensation program. The Committee assessed the independence of Semler Brossy pursuant to SEC rules and NYSE listing standards and concluded that no conflict of interest exists that would prevent the consulting firm from independently advising the Committee.

Semler Brossy has provided information to the Committee about the target market compensation levels, pay mix, and overall design for the components of total direct compensation based on the pay practices of companies in our executive compensation peer group, as established by the Committee, and from a compensation survey described below.

Compensation Peer Group

The Committee examines the company’s peer group on an annual basis. In order to be included in our compensation peer group, a company generally must meet the following criteria: (i) be software or storage focused with a software component; (ii) have revenues of between one-third to three times our size; (iii) be publicly traded in the United States; (iv) sell predominately to businesses (i.e., business-to-business); and (v) conduct business globally.

Based on these factors, in July 2014, the Committee reviewed our compensation peer group and made no modifications other than to remove BMC Software, Inc. because it is no longer a public company. The current compensation peer group is as follows:

Compensation Peer Group
Adobe Systems Incorporated	EMC Corporation	salesforce.com, Inc.
Akamai Technologies, Inc.	Informatica Corporation	Symantec Corporation
Autodesk, Inc.	NetApp, Inc.	Synopsys, Inc.
Brocade Communications, Inc.	Open Text Corporation	TIBCO Software Inc.
CA, Inc.	Rackspace Hosting, Inc.	VMware, Inc.
Citrix Systems, Inc.	Red Hat, Inc.

Also, while a few peer group members do not fully meet the criteria set forth above, our Committee has decided to keep these members in the peer group for the following reasons:

•	EMC Corporation, despite larger revenue size, shares an overlap in products and services with the Company;

•	Informatica Corporation, despite smaller revenue size, is a key player and Teradata peer in the data analytics market;

•	Brocade Communications, despite having an industry code falling outside of software or storage, allows for year-over-year continuity; and

•	Each of these companies has similar requirements for talented employees as Teradata, and having competitive compensation is a key feature of our retention and recruitment programs.

The chart below compares our revenue with the revenues of our compensation peer group.

*	Revenue values are based off trailing twelve months revenues as of September 16, 2014.

^	For purposes of reviewing the 2014 pay levels of our peers, we conducted additional analysis based on excluding the five largest peer companies by revenue (EMC Corporation, Symantec Corporation, NetApp, Inc., VMware, Inc., and salesforce.com, Inc.).

Radford Compensation Surveys

Survey information collected from Radford was used in designing the components of long-term incentive compensation. The Radford survey was used because it is focused on technology companies and technology-specific positions, and all of the companies in our current peer group participated in the survey.

Section 6: Severance and Change in Control Benefits

Agreements with Mr. Koehler and Mr. Wimmer

We do not maintain employment-related agreements with our named executive officers — other than agreements with our Chief Executive Officer, Mr. Koehler, and our EVP, International, Mr. Wimmer, as described below.

Severance Agreement with Mr. Koehler

Mr. Koehler’s severance agreement was negotiated and approved prior to our spin off from NCR Corporation in 2007. In the event the Company terminates Mr. Koehler’s employment other than for “cause” or if he were to resign for “good reason”, in either case prior to a change in control, he would receive: (i) 150% of the sum of his annual base salary and target annual incentive opportunity; (ii) a pro-rata portion of his annual incentive opportunity; and (iii) medical benefits for a period of eighteen months.

Employment Agreement with Mr. Wimmer

In 2013, the Company entered into a new employment agreement with Mr. Wimmer in connection with his appointment as EVP, International. The agreement, which is customary in countries such as Germany where Mr. Wimmer lives and is employed, includes general references to his executive compensation elements such as base salary, annual bonus, and long-term incentive. Previously, the Committee also approved Mr. Wimmer’s participation in the Teradata Change in Control Severance Plan as a Tier II participant.

In addition, the agreement contains a number of standard provisions for German employees, including those relating to pension benefits, other benefits such as use of a company-provided car and contract termination rights which, in Mr. Wimmer’s case, requires one-year notice prior to a termination without cause. We also added a post-employment, non-competition and non-solicitation clause in his employment agreement. As required under German law, if applicable, we will provide additional severance consideration (approximately half of his contractual compensation with respect to fixed salary, bonus, and use of a car) in exchange for this non-competition restriction.

Change in Control Severance Plan

Each of our named executive officers participate in the Teradata Change in Control Severance Plan (the “CIC Plan”), the objectives and provisions of which are summarized below:

Business Objectives

•    Increased Retention Incentives. The CIC Plan enhances our retention incentives by reducing the personal uncertainty that arises from the possibility of a future business combination and promotes objectivity in the evaluation of transactions that are in the best interests of our stockholders.

•    Alignment with Market Practices. Based on information provided by Semler Brossy, change in control arrangements are used by a vast majority of the companies included in our compensation peer group, and the terms of our CIC Plan are consistent with prevailing market practices.

Severance Provisions

•    Severance Protections on Double Trigger. The CIC Plan provides for separation payments and benefits to our named executive officers, which were established by the Committee at the time of the spin off from NCR and are reviewed annually by the Committee. The CIC Plan provides benefits on a “double trigger,” meaning that the severance benefits are paid, and equity awards vest, only if our executives incur a qualifying termination in connection with a change in control.

•    No Excise Tax Gross Ups. The CIC Plan does not allow for “gross-up” payments related to excise taxes that may be imposed under Section 280G of the Internal Revenue Code and the threshold for an acquisition of Teradata stock that would constitute a change in control is an acquisition of 50% or more of the Company’s outstanding common stock or voting securities.

More information on our use of severance agreements and the CIC Plan, including the estimated payments and benefits payable to the named executive officers, is provided under the “Potential Payments Upon Termination or Change in Control” section beginning on page 50 of this proxy statement.

Section 7: Say-On-Pay Vote

As in previous years, stockholders continued to show strong support for our executive compensation program by approving the compensation of our named executive officers by a vote of approximately 93% of the shares represented by person or proxy at the 2014 Annual Meeting. The Committee views this result as confirmation that our compensation program, with its emphasis on pay-for-performance, is structured and designed to achieve our stated goals.

COMPENSATION TABLES

2014 Summary Compensation Table

The following table summarizes the total compensation paid to, or earned by, each of our named executive officers for the fiscal year ended December 31, 2014 and the prior two fiscal years. The narrative following the table describes total compensation levels, current employment agreements and material employment terms for each of our named executive officers, as applicable. The 2014 Target Compensation supplemental table following this table also provides additional information regarding the 2014 total direct compensation levels for our named executive officers as approved by the Compensation Committee.

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and NQ Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Michael Koehler(6) President and Chief Executive Officer	2014	800,000	3,322,368	1,995,720	315,000	—	15,045	6,448,133
	2013	786,849	2,491,131	2,611,170	367,188	—	14,809	6,271,147
	2012	700,000	6,161,043	2,428,243	951,125	—	15,236	10,255,647
Stephen Scheppmann EVP and Chief Financial Officer	2014	470,000	783,862	465,675	148,050	—	14,602	1,882,189
	2013	470,000	597,877	626,688	176,250	—	14,250	1,885,065
	2012	436,047	2,965,092	582,782	426,333	—	14,455	4,424,709

Hermann Wimmer(7) EVP, International	2014	491,097	919,062	598,713	154,696	1,025,825	24,635	3,214,028
	2013	494,129	597,877	626,688	185,298	210,971	23,774	2,138,737
Robert Fair(8) EVP & Chief Marketing & Information Officer	2014	410,000	919,062	598,713	129,150	—	14,397	2,071,322
	2013	410,000	597,877	626,688	153,750	—	14,061	1,802,376
	2012	381,012	2,965,092	582,782	372,523	—	14,208	4,315,617

Scott Gnau EVP, Teradata Labs	2014	410,000	919,062	598,713	129,150	—	14,397	2,071,322
						—

Daniel Harrington EVP, Global Consulting and Support Services	2014	410,000	919,062	598,713	129,150	—	14,397	2,071,322
	2013	410,000	597,877	626,688	153,750	—	14,061	1,802,376
	2012	381,012	2,965,092	582,782	372,523	—	14,208	4,315,617

(1)	This column shows the aggregate grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC Topic 718”), of service-based restricted share units (“RSUs”) and performance-based restricted share units (“PBRSUs”) granted to our named executive officers in the applicable year. For 2014, this column includes the following annual awards:

•	PBRSUs that were approved in December 2013 and granted in February 2014 when the Committee established the performance goals for such awards; and

•	RSUs that were granted in December 2014.

For the PBRSUs, the following table sets forth the target number of units, their “target” grant date fair value reflected in the Stock Awards column above, and their grant date fair value assuming that the highest level of performance would be achieved. However, because the threshold levels were not achieved for the applicable performance goals, none of the named executive officers earned a payout of any of the PBRSUs.

Name	Target Number of Annual PBRSUs (#)	Probable Grant Date Fair Value	Maximum Grant Date Fair Value
Michael Koehler	27,983	$1,294,494	$2,588,988
Stephen Scheppmann	6,716	$310,682	$621,364
Hermann Wimmer	6,716	$310,682	$621,364
Robert Fair	6,716	$310,682	$621,364
Scott Gnau	6,716	$310,682	$621,364
Daniel Harrington	6,716	$310,682	$621,364

See Note 5 of the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014 (our “2014 Annual Report”) for an explanation of the assumptions made in valuing the awards reported in this column.

(2)	This column shows the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options granted to our named executive officers for the applicable year. See Note 5 of the Notes to Consolidated Financial Statements contained in our 2014 Annual Report for an explanation of the assumptions made in valuing these awards. For information about the stock option awards granted in 2014, see the Grants of Plan-Based Awards section beginning on page 44 of this proxy statement.

(3)	This column reflects the cash bonus paid to our named executive officers under the Teradata Corporation Management Incentive Plan (“MIP”) for the applicable year. For more information concerning the 2014 annual incentive, see the Annual Bonus Awards discussion in the Compensation Discussion and Analysis section beginning on page 28 of this proxy statement.

(4)	Mr. Wimmer participates in a German pension plan that is available to all German employees. This column reflects the increase in the present value of the accumulated benefit of his pension benefit during 2014. The increase is primarily a result of a change in the discount rate assumption from 3.25% at December 31, 2013 to 2.0% at December 31, 2014. We do not maintain a pension plan for U.S. employees.

(5)	The amounts reported in this column for 2014 include the following:

•

The dollar value of premiums paid to maintain life insurance for the benefit of each of Messrs. Koehler, Scheppmann, Fair, Gnau, and Harrington in the amount of $2,045, $1,602, $1,397, $1,397, and $1,397, respectively, under the Company’s life insurance program that is generally available to all U.S. employees;

•

The dollar value of matching contributions to our 401(k) plan, which are generally available to all plan participants and were made in 2014 on behalf of each of Messrs. Koehler, Scheppmann, Fair, Gnau, and Harrington, in the amount of $13,000; and

•

For Mr. Wimmer: (i) the dollar value of premiums paid to maintain life insurance in the amount of $1,255 under Teradata Germany’s life insurance program and the dollar value of company contributions to a direct insurance private pension fund in the amount of $568, both of which are generally available to all German employees; and (ii) a home office allowance in the amount of $951, and the total annual automobile lease value paid by the company of $21,861, both of which are generally available to management employees in Germany.

(6)	As of February 27, 2015, Mr. Koehler no longer serves as the President of the Company, but retained his role as the Company’s Chief Executive Officer.

(7)	Mr. Wimmer’s cash compensation and benefits were paid in euros for the year ending December 31, 2014. The amounts presented in this summary compensation table have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667. As of February 27, 2015, Mr. Wimmer was appointed Co-President, Teradata.

(8)	As of February 27, 2015, Mr. Fair was appointed Co-President, Teradata.

2014 Target Compensation

In December 2014, the Committee approved the long-term incentive award opportunity for each named executive officer. The long-term incentive opportunity was allocated as follows: (i) 33 1/3% to stock options, which are reflected in the “Option Awards” column for 2014, (ii) 33 1/3% to RSUs, which are reflected in the “Stock Awards” column for 2014, and (iii) 33 1/3% to PBRSUs. The PBRSUs that were approved in 2014 are not reflected in the “Stock Awards” column for 2014 due to the fact that they do not have a “grant date” for financial accounting purposes until the Committee establishes the performance goals in the first quarter of 2015. Instead, the “Stock Awards” column for 2014 includes the PBRSUs that were approved by the Committee in December 2013 and for which the Committee established the applicable performance goals in February 2014 for the 2014 performance period. As a result, the Summary Compensation Table does not reflect the manner in which the Committee viewed or determined the 2014 long-term equity or annual total compensation values for our named executive officers. The following table shows the target total direct compensation levels for our named executive officers as viewed by the Committee in 2014.

Name	Salary ($)	Target Value Annual Incentive ($)	Target Value of PBRSU Awards ($)	Target Value of RSU Awards ($)	Target Value of Option Awards ($)	Total Direct Compensation ($)
Michael Koehler	800,000	1,000,000	2,000,000	2,000,000	2,000,000	7,800,000
Stephen Scheppmann	470,000	470,000	466,666	466,667	466,667	2,340,000
Hermann Wimmer(1)	491,097	491,097	600,000	600,000	600,000	2,782,194
Robert Fair	410,000	410,000	600,000	600,000	600,000	2,620,000
Scott Gnau	410,000	410,000	600,000	600,000	600,000	2,620,000
Daniel Harrington	410,000	410,000	600,000	600,000	600,000	2,620,000

(1)	Mr. Wimmer’s cash compensation was paid in euros for the year ending December 31, 2014. The amounts presented in this table have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667.

Employee Agreements and Material Employment Terms

We maintain letter agreements with each of the named executive officers who are based in the United States. Each letter agreement sets forth, among other things, the following terms relating to the officer’s at-will employment as of October 1, 2007: (i) annual base salary and annual incentive award opportunity as of 2007; (ii) a statement of eligibility for participation in our change in control severance plan; and (iii) a statement of the vacation and health and welfare benefits available to each officer. In addition, by accepting the terms of the letter, each named executive officer agreed to the following covenants during and for twelve months following his termination of employment, unless such covenants are waived by the board: (x) not to render services directly or indirectly to a competing organization; (y) not to directly or indirectly recruit, hire, solicit or induce, or attempt to induce, any exempt employee of Teradata to terminate his or her employment with or otherwise cease his or her relationship with Teradata; and (z) not to solicit the business of any firm or company, including customers, with whom the officer worked during the last two years of employment.

The letter agreement with Mr. Koehler also establishes the terms of his severance benefits upon a qualifying termination prior to a change in control and specifies that he is eligible to participate as a Tier I participant in our change in control severance plan. Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits that Mr. Koehler is entitled to receive under his offer letter in connection with his termination of employment.

Effective January 1, 2013, we entered into a new employment agreement with Mr. Wimmer in connection with his appointment as EVP, International. Please see page 39 of the Compensation Discussion and Analysis section for a brief summary of his employment agreement. Please refer to the “Potential Payments Upon Termination or Change in Control” section of this proxy statement for information regarding potential payments and benefits that Mr. Wimmer is entitled to receive under his employment agreement in connection with his termination of employment.

2014 Grants of Plan-Based Awards

The following table summarizes information for each named executive officer regarding (i) estimated payouts that could have been earned under the 2014 annual bonus program under the MIP, (ii) stock options that were approved by the Committee in December 2014, (iii) RSUs that were approved by the Committee in December 2014, and (iv) estimated payouts under the annual PBRSUs that were approved by the Committee in December 2013 and for which performance goals were established in February 2014.

Name	Grant Date	Approval Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock Units (4)	Option Awards: Number of Shares Underlying Options(5)	Exercise or Base Price of Option Awards(6)	Grant Date Fair Value of Stock and Option Awards(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/sh)	($)
Michael Koehler
MIP			—	1,000,000	2,000,000
Options	12/1/2014	12/1/2014								112,944	44.43	1,995,720
RSUs	12/1/2014	12/1/2014							45,642			2,027,874
PBRSUs	2/28/2014	12/3/2013				6,996	27,983	55,966				1,294,494
Stephen Scheppmann
MIP			—	470,000	940,000
Options	12/1/2014	12/1/2014								26,354	44.43	465,675
RSUs	12/1/2014	12/1/2014							10,650			473,180
PBRSUs	2/28/2014	12/2/2013				1,679	6,716	13,432				310,682
Hermann Wimmer(8)
MIP			—	491,097	982,194
Options	12/1/2014	12/1/2014								33,883	44.43	598,713
RSUs	12/1/2014	12/1/2014							13,693			608,380
PBRSUs	2/28/2014	12/2/2013				1,679	6,716	13,432				310,682
Robert Fair
MIP			—	410,000	820,000
Options	12/1/2014	12/1/2014								33,883	44.43	598,713
RSUs	12/1/2014	12/1/2014							13,693			608,380
PBRSUs	2/28/2014	12/2/2013				1,679	6,716	13,432				310,682
Scott Gnau
MIP			—	410,000	820,000
Options	12/1/2014	12/1/2014								33,883	44.43	598,713
RSUs	12/1/2014	12/1/2014							13,693			608,380
PBRSUs	2/28/2014	12/2/2013				1,679	6,716	13,432				310,682
Daniel Harrington
MIP			—	410,000	820,000
Options	12/1/2014	12/1/2014								33,883	44.43	598,713
RSUs	12/1/2014	12/1/2014							13,693			608,380
PBRSUs	2/28/2014	12/2/2013				1,679	6,716	13,432				310,682

(1)	The Committee approves the annual equity awards for our named executive officers other than Mr. Koehler. In consultation with the Committee, the independent members of the board approve Mr. Koehler’s annual equity award. In general, the grant date of the annual equity awards is the date the independent members of the board approve Mr. Koehler’s annual equity award, which for 2014 was the day of the annual awards meeting of the Committee. The grant date of the PBRSUs, however, occurs in the first quarter of the year immediately following the year of approval, which is when the Committee establishes the applicable performance goals. Therefore, this table reflects PBRSUs that were approved by the Committee in December 2013 and for which the Committee established performance goals in the first quarter of 2014. The PBRSUs that were approved by the Committee in December 2014 are not reflected in the table above because they do not have a “grant date” for financial accounting purposes until the Committee establishes the performance goals in the first quarter of 2015.

(2)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the 2014 annual bonus program under the MIP when the performance goals were established by the Committee. The actual amounts of the annual incentive awards earned under the MIP for 2014 are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table. Mr. Wimmer’s incentive awards are payable in euros and have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667.

(3)	The information included in the “Threshold”, “Target” and “Maximum” columns reflects the range of potential payouts under the PBRSUs that were approved by the Committee in December 2013 for the 2014 performance period. However, because the threshold levels were not achieved for the applicable performance goals, none of the named executive officers earned a payout of any of the PBRSUs.

(4)	Reflects shares underlying the RSUs that were approved by the Committee in December 2014. These RSUs generally vest in three equal installments on the first three anniversaries of the date of grant, provided that the executive remains employed by the Company. Dividends, if any, paid on the underlying shares during the vesting period are accumulated and reinvested in additional units.

(5)	Reflects the number of common shares that may be issued to the named executive officers on exercise of stock options that were approved by the Committee in December 2014. These options generally vest in four equal installments on the first four anniversaries of the date of grant for so long as the executive remains employed by the Company.

(6)	Reflects the exercise price for each stock option reported in the table, which equals the fair market value of the underlying shares on the date of grant.

(7)	Reflects the aggregate grant date fair value, as determined in accordance with FASB ASC Topic 718, of the stock options, RSUs and PBRSUs. See footnotes 1 and 2 of the Summary Compensation Table on page 41 of this proxy statement for the assumptions used to calculate these values.

(8)	Mr. Wimmer’s cash compensation was paid in euros for the year ending December 31, 2014. The amounts presented in this table have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667.

2014 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for each named executive officer with respect to (i) each stock option that had not been exercised and remained outstanding as of December 31, 2014, (ii) each award of restricted stock, RSUs and PBRSUs that had not vested and remained outstanding as of December 31, 2014, and (iii) the Special 2016 PBRSUs and Long-Term Strategic PBRSUs (as defined in footnote 6 below).

Name	Grant Date	Option Awards				Stock Awards		Equity Incentive Plan Awards
		Number of Securities Underlying Unexercised Options(1) (#)	Number of Securities Underlying Unexercised Options(2) (#)	Option Exercise Price(3) ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(4) (#)	Market Value of Shares or Units of Stock That Have Not Vested(5) ($)	Number of Unearned Shares, Units or Other Rights that have not Vested(6) (#)	Market Value of Unearned Shares, Units or Other Rights that have not Vested(7) ($)
		Exercisable	Unexercisable
Michael Koehler	12/1/2014		112,944	44.43	11/30/2024	45,642	1,993,643
	12/3/2013	36,266	108,799	45.35	12/2/2023	27,983	1,222,297
	3/1/2013							30,000	1,310,400
	11/27/2012	54,420	54,421	61.55	11/26/2022	19,629	857,395
	2/28/2012					8,585	374,993
	11/29/2011	93,325	31,109	50.70	11/28/2021
	11/30/2010	157,467		41.09	11/29/2020
	12/1/2009	186,503		30.68	11/30/2019
	12/2/2008	679,612		13.77	12/1/2018
	10/1/2007	148,386		27.98	9/30/2017
Stephen Scheppmann	12/1/2014		26,354	44.43	11/30/2024	10,650	465,192
	12/3/2013	8,704	26,112	45.35	12/2/2023	6,716	293,355
	3/1/2013							20,000	873,600
	11/27/2012	13,061	13,061	61.55	11/26/2022	4,711	205,776
	2/28/2012					1,975	86,268
	11/29/2011	21,454	7,152	50.70	11/28/2021
	11/30/2010	32,579		41.09	11/29/2020
	12/1/2009	39,632		30.68	11/30/2019
	12/2/2008	18,631		13.77	12/1/2018
	10/1/2007	50,752		27.98	9/30/2017
Hermann Wimmer	12/1/2014		33,883	44.43	11/30/2024	13,693	598,110
	12/3/2013	8,704	26,112	45.35	12/2/2023	6,716	293,355
	3/1/2013							20,000	873,600
	11/27/2012	13,061	13,061	61.55	11/26/2022	4,711	205,776
	2/28/2012					1,614	70,500
	11/29/2011	17,553	5,852	50.70	11/28/2021
	11/30/2010	32,579		41.09	11/29/2020
	12/1/2009	39,632		30.68	11/30/2019
	12/2/2008	41,214		13.77	12/1/2018
	10/1/2007	22,839		27.98	9/30/2017
	3/1/2007	9,806		24.87	2/28/2017
	11/1/2006	13,914		22.31	10/31/2016
	2/13/2006	12,292		20.84	2/12/2016
Robert Fair	12/1/2014		33,883	44.43	11/30/2024	13,693	598,110
	12/3/2013	8,704	26,112	45.35	12/2/2023	6,716	293,355
	3/1/2013							20,000	873,600
	11/27/2012	13,061	13,061	61.55	11/26/2022	4,711	205,776
	2/28/2012					1,975	86,268
	11/29/2011	21,454	7,152	50.70	11/28/2021
	11/30/2010	39,819		41.09	11/29/2020
	12/1/2009	41,963		30.68	11/30/2019
	12/2/2008	135,922		13.77	12/1/2018
	10/1/2007	15,376		27.98	9/30/2017
Scott Gnau	12/1/2014		33,883	44.43	11/30/2024	13,693	598,110
	12/3/2013	8,704	26,112	45.35	12/2/2023	6,716	293,355
	3/1/2013							20,000	873,600
	11/27/2012	13,061	13,061	61.55	11/26/2022	4,711	205,776
	2/28/2012					1,795	78,406
	11/29/2011	19,503	6,502	50.70	11/28/2021
	11/30/2010	34,389		41.09	11/29/2020
	12/1/2009	19,969		30.68	11/30/2019
	10/1/2007	1,000		27.98	9/30/2017
	3/1/2007	500		24.87	2/28/2017
Daniel Harrington	12/1/2014		33,883	44.43	11/30/2024	13,693	598,110
	12/3/2013	8,704	26,112	45.35	12/2/2023	6,716	293,355
	3/1/2013							20,000	873,600
	11/27/2012	13,061	13,061	61.55	11/26/2022	4,711	205,776
	2/28/2012					1,975	86,268
	11/29/2011	21,454	7,152	50.70	11/28/2021
	11/30/2010	29,865		41.09	11/29/2020
	1/3/2000					7,777	339,699

(1)	This column shows the number of common shares underlying outstanding stock options that have vested as of December 31, 2014.

(2)	This column shows the number of common shares underlying outstanding stock options that have not vested as of December 31, 2014. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
11/29/2011	11/29/2015	25% vests each year for four years after the date of grant
11/27/2012	11/27/2015, 11/27/2016	25% vests each year for four years after the date of grant
12/3/2013	12/3/2015, 12/3/2016, 12/3/2017	25% vests each year for four years after the date of grant
12/1/2014	12/1/2015, 12/1/2016, 12/1/2017, 12/1/2018	25% vests each year for four years after the date of grant

(3)	This column shows the exercise price for each stock option reported in the table, which equaled the fair market value per share on the date of grant.

(4)	This column shows the aggregate number of restricted shares and RSUs outstanding as of December 31, 2014. The remaining vesting dates for each award are as follows:

Grant Date	Remaining Vesting Dates	Vesting Schedule
1/3/2000	4/30/2018	100% vests on 55th birthday
2/28/2012	2/11/2015	1/3 increments over a three-year time period after performance level determination is made by the Committee
11/27/2012	11/27/2015	100% vests three years from date of grant
12/3/2013	12/3/2016	100% vests three years from date of grant
12/1/2014	12/1/2015, 12/1/2016, 12/1/2017	1/3 increments each year for three years after the date of the grant

(5)	This column shows the aggregate dollar value of the restricted stock and RSUs using the closing stock price on December 31, 2014 of $43.68 per share.

(6)	In December 2012, the Committee approved special 2016 performance-based restricted share units which were made in connection with the restructuring of our management team as an additional incentive to retain participating executives and drive strong performance. On February 26, 2013, the Committee amended the special grant to allocate it between two separate awards: (i) 70% of the units were allocated to 2016 performance-based restricted share units (“Special 2016 PBRSUs”); and (ii) 30% of the units were allocated to special long-term strategic performance-based restricted share units (“Long-Term Strategic PBRUs”). This modification was intended to focus our named executive officers on achieving both financial and strategic objectives.

This column shows the aggregate number of Special 2016 PBRSUs and Long-Term Strategic PBRSUs outstanding as of December 31, 2014, assuming threshold achievement level of 50%, as achievement of the challenging threshold performance goals is not reasonably probable at this time. These awards, if earned, would vest in March 2017, based upon achievement of the applicable performance goals, as determined by the Committee after the close of the 2016 performance year.

(7)	This column shows the aggregate dollar value of the Special 2016 PBRSUs and Long-Term Strategic PBRSUs at the threshold achievement level using the closing stock price on December 31, 2014 of $43.68 per share, as achievement of the challenging threshold performance goals is not reasonably probable at this time.

2014 Option Exercises and Stock Vested

The following table sets forth information for each named executive officer with respect to (i) the exercise of stock options in 2014 and (ii) the vesting of RSUs and PBRSUs during 2014.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Michael Koehler	—	—	30,355	1,338,972
Stephen Scheppmann	—	—	6,978	307,803
Hermann Wimmer	11,498	272,819	5,710	251,870
Robert Fair	19,806	324,086	6,978	307,803
Scott Gnau	8,000	231,463	6,345	279,880
Daniel Harrington	54,963	1,251,763	6,978	307,803

(1)	The value realized on vesting equals the number of shares acquired multiplied by the closing market price of our common stock on the acquisition date.

Pension Benefits

Mr. Wimmer participates in a pension plan sponsored by Teradata GmbH (the “German Pension Plan”). The German Pension Plan is a defined benefit plan for all employees based in Germany. The German Pension Plan provides for post-retirement payments based on the employee’s pensionable income and years of service at the time of retirement. Pensionable income under the German Pension Plan includes base salary and, in Mr. Wimmer’s case, any payments out of the Company’s annual bonus plan. The German Pension Plan benefit is calculated as follows: for each year of service, a pension module is calculated; the module amounts to (a) 0.3% of pensionable income below the year’s German social security compensation cap (“SSCC”), and (b) 1.65% of pensionable income above the SSCC. At retirement, the sum of all years’ modules is paid as an annual pension. The normal retirement age is 63, and there is a surviving spouse benefit equal to 60% of the employee’s pension benefit.

The following table sets forth information with respect to Mr. Wimmer’s accumulated pension benefits as of December 31, 2014 under the German Pension Plan. We do not maintain a pension plan for U.S. employees.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Michael Koehler	—	—	—
Stephen Scheppmann	—	—	—
Hermann Wimmer(1)	18.5	2,866,133	0
Robert Fair	—	—	—
Scott Gnau	—	—	—
Daniel Harrington	—	—	—

(1)

Mr. Wimmer’s accumulated benefit is based on service and compensation through December 31, 2014. The actuarial present value has been calculated assuming that Mr. Wimmer will remain in service until age 63. The discount rate assumption is 2.00%, the pension indexation assumption is

2.00%, and the mortality assumption is based on the Heubeck 2005 G mortality table. The amount presented in this table for Mr. Wimmer has been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667.

Non-qualified Deferred Compensation

We have not adopted any non-qualified defined contribution plans or other deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Background

We have entered into agreements and maintain plans and arrangements that require us to pay or provide compensation and benefits to each of the named executive officers in the event of certain terminations of employment or a change in control. The estimated amount payable or provided to each named executive officer in each situation is summarized below. These estimates are based on the assumption that the various triggering events occurred on the last day of 2014, along with other material assumptions noted below. The actual amounts that would be paid to a named executive officer upon termination or a change in control can only be determined at the time the actual triggering event occurs.

The estimated amount of compensation and benefits described below does not take into account compensation and benefits that a named executive officer has earned prior to the applicable triggering event, such as equity awards that have previously vested in accordance with their terms or vested benefits otherwise payable under our compensation programs. As a result, the estimates below do not provide information on the payout of the annual incentive awards under the MIP, because these awards were earned under that plan as of December 31, 2014, subject to Committee approval, regardless of whether the executive terminated employment or a change in control occurred on that date. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for a complete summary of each named executive officer’s vested equity awards and the Summary Compensation Table for the annual incentives earned by our named executive officers in 2014.

Non-Change in Control Scenarios

Treatment of Equity Awards on Termination of Employment (not in Connection with a Change in Control)

The following chart summarizes the vesting treatment of our equity awards in the event of termination of employment, other than termination in connection with a change in control. The vesting treatment described below is conditioned upon the participant’s compliance with non-competition and non-solicitation provisions for a twelve-month period (or, if applicable law requires a shorter period, for the maximum period allowed under applicable law), as well as confidentiality restrictions. Our RSUs and PBRSUs generally pay out upon vesting. However, to the extent necessary to comply with Section 409A of the Internal Revenue Code and avoid triggering adverse tax consequences to our executives, payment of vested RSUs and PBRSUs may be delayed until termination of employment, six months after termination of employment, or the end of the scheduled performance or service period.

Situation	PBRSUs	Service-Based RSUs	Stock Options
Death and Long-Term Disability (LTD)	In the event of death or LTD during the performance period, a pro-rata portion of the award, calculated as of the date of death or LTD, will become	Awards vest in full upon the date of death or LTD.	Awards vest in full upon the date of death or LTD. Awards granted after 2008 remain exercisable until the later of the expiration of the ten-

Situation	PBRSUs	Service-Based RSUs	Stock Options

vested based on actual results during the performance period.

In the event of death or LTD after the end of the performance period and prior to payment, awards vest in full, to the extent earned, upon the date of death or LTD.

year term or three years after death or LTD. Awards granted in 2007 and 2008 remain exercisable until the later of the expiration of the ten-year term or (a) one year after death or LTD, if death or LTD occurs prior to age 55, or (b) three years after death or LTD, if death or LTD occurs on or after age 55.

Retirement (termination on or after age 55, with the consent of the Committee, where applicable, or, for the Special 2016 PBRSUs and Long-Term Strategic PBRSUs, termination on or after age 62)	A pro-rata portion of the award, calculated as of retirement, will become vested based on actual results during the performance period.	A pro-rata portion will become vested as of date of retirement.	Unvested awards are forfeited. Vested awards expire the earlier of three years following retirement date or the expiration date.

Termination due to Reduction in Force (RIF)	A pro-rata portion of the award, calculated as of the date of RIF, will become vested based on actual results during the performance period.	A pro-rata portion will become vested as of the date of RIF.	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

Voluntary Resignation	Unvested awards are forfeited.	Unvested awards are forfeited.	Unvested awards are forfeited. Vested awards expire the earlier of the fifty-ninth day after termination or the expiration date.

In addition, for the Special 2016 PBRSUs and Long-Term Strategic PBRSUs, a pro-rata portion of those awards would become vested, based on actual results during the performance period, if the executive ceases to serve as an executive officer or if the Committee determines that there is a material reduction in the executive’s titles, duties, responsibilities or reporting relationship, whether or not the executive’s employment is terminated.

The tables below quantify the amounts that would be payable to our named executive officers in the event of termination of employment, other than termination in connection with a change in control.

Death or Disability

We would have provided each named executive officer or his beneficiary with the following estimated payments or benefits had he died or become disabled on December 31, 2014.

Executive	Life Insurance ($)(1)	Disability Payments (4)(2)	Stock Options ($)(3)	Restricted Share Units ($)(3)	Total ($)
Michael Koehler	1,200,000	718,966	—	4,448,328	6,367,294
Stephen Scheppmann	940,000	528,705	—	1,050,591	2,519,296
Hermann Wimmer(4)	—	302,214	—	1,167,741	1,469,955
Robert Fair	820,000	543,970	—	1,183,509	2,547,479
Scott Gnau	820,000	565,000	—	1,175,647	2,560,647
Daniel Harrington	820,000	543,970	—	1,183,509	2,547,479

(1)	Proceeds would be payable by a third-party insurer. Benefits provided upon death depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers other than Mr. Wimmer receive the same Company-provided life insurance coverage as is generally offered to U.S.-based employees. The coverage is 200% of base salary for life insurance. Each U.S.-based employee has the option of choosing a higher level of coverage at his or her own expense. Each named executive officer opted for core coverage for 2014. In the event of Mr. Wimmer’s death during employment, his surviving dependents would receive a death benefit in accordance with the Teradata GmbH pension scheme. Mr. Wimmer’s benefits under the Teradata GmbH pension scheme are quantified in the Pension Benefits Table at page 48. We do not maintain a pension plan for U.S.-based employees.

(2)	Benefits provided upon disability generally depend on the individual level of benefits chosen by the named executive officer during the annual benefits enrollment process. The named executive officers, other than Mr. Wimmer, receive the same short-term and long-term disability coverage as is generally offered to U.S.-based employees. The core coverage is (i) for short-term disability, 100% of base salary for two to eighteen weeks depending on years of service and 66 2/3% of base salary for the remainder of a twenty-six week period, and (ii) for long-term disability, 50% of base salary (up to a maximum monthly payment of $15,000) for the duration of an employee’s long-term disability. Each U.S. employee has the option of choosing a higher level of coverage at his or her own expense. Messrs. Koehler, Scheppmann, Fair and Harrington each opted for core coverage for 2014, while Mr. Gnau opted for higher coverage. The payments above assume maximum payout based on each named executive officer’s coverage election for twenty-six weeks of short-term disability plus two years of long-term disability. Under his employment contract, in the event of an incapacity for work not due to fault on the part of Mr. Wimmer, he would be entitled to receive base salary continuation for up to six weeks and thereafter, for an additional period of up to 26 weeks, Mr. Wimmer would be entitled to receive the difference between his base salary and the applicable maximum sickness allowance rate. The amount reported for Mr. Wimmer reflects base salary continuation for 32 weeks.

(3)	Equity valuations are based on a closing price of our stock on December 31, 2014 of $43.68, which was less than the exercise price of all of the named executive officers’ outstanding stock options on that date. No amount is included for the Special 2016 PBRSUs or the Long-Term Strategic PBRSUs, because achievement of the threshold performance goals is not reasonably probable at this time.

(4)	Mr. Wimmer’s compensation is paid in euros. The amounts presented in this table for Mr. Wimmer (other than amounts attributable to stock options and RSUs) have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667 for the year ending on December 31, 2014.

Retirement

We would have provided each named executive officer with the following estimated payments if he had retired with Committee approval on December 31, 2014.

Executive	Restricted Share Units ($)(1)(2)	Total ($)
Michael Koehler	2,076,339	2,076,339
Stephen Scheppmann	490,166	490,166
Hermann Wimmer	—	—
Robert Fair	—	—
Scott Gnau	—	—
Daniel Harrington	—	—

(1)	Equity valuations are based on a closing price of our stock on December 31, 2014 of $43.68.

(2)	Only Messrs. Koehler and Scheppmann were eligible for retirement (age 55) on December 31, 2014. Because none of our named executive officers were age 62 or older on December 31, 2014 (and because achievement of the threshold performance goals is not reasonably probable at this time), the amounts shown above do not include any portion of the Special 2016 PBRSUs or Long-Term Strategic PBRSUs.

Reduction in Force Severance

Each named executive officer would have been entitled to the following estimated payments and benefits if, on December 31, 2014, we terminated the executive’s employment in connection with a reduction in force prior to, or more than two years after, a change in control.

Executive	Cash ($)(1)	Restricted Share Units ($)(2)	Welfare Benefits ($)	Out- placement Counseling ($)	Total ($)
Michael Koehler	2,700,000	2,076,339	17,626	10,000	4,803,965
Stephen Scheppmann	235,000	490,166	—	10,000	735,166
Hermann Wimmer(3)	491,097	518,689	—	—	1,009,786
Robert Fair	205,000	534,458	—	10,000	749,458
Scott Gnau	205,000	526,595	—	10,000	741,595
Daniel Harrington	205,000	534,458	—	10,000	749,458

(1)	The cash severance payment would be payable to Mr. Koehler under the terms of his offer letter. The amount does not reflect Mr. Koehler’s pro-rata bonus for the year of termination. This is because we are required to assume a termination date of December 31, 2014. On this date, Mr. Koehler would have already earned his 2014 bonus regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Mr. Koehler’s 2014 bonus. Amounts for Messrs. Scheppmann, Fair, Gnau and Harrington are based on cash payments that would be paid under our reduction in force programs that are generally available to salaried, U.S.-based employees. The amount reported for Mr. Wimmer reflects salary continuation during the 12-month notice period under Mr. Wimmer’s employment contract with Teradata GmbH.

(2)	Equity valuations are based on a closing price of our stock on December 31, 2014 of $43.68. No amount is included for the Special 2016 PBRSUs or the Long-Term Strategic PBRSUs, because achievement of the threshold performance goals is not reasonably probable at this time.

(3)	Mr. Wimmer’s compensation is paid in euros. The amounts presented in this table for Mr. Wimmer have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667 for the year ending on December 31, 2014.

Termination without Cause or Termination for Good Reason (not in Connection with a Change in Control)

In the event that, prior to a change in control, Mr. Koehler’s employment is terminated without “cause” or he resigns for “good reason,” Mr. Koehler would be entitled to receive a severance payment equal to 1.5 times his annual base salary and target bonus, a pro-rated bonus based on actual achievement for the year of termination and continued medical benefits for eighteen months, subject to his execution and non-revocation of a release of claims. The terms “cause” and “good reason” have the meanings provided in the CIC Plan described below. Mr. Koehler would have been entitled to the following estimated payments and benefits under his offer letter if, on December 31, 2014, and not in connection with a change in control or reduction in force, we terminated his employment without “cause” or he terminated his employment for “good reason.”

Pursuant to his employment contract with Teradata GmbH, Mr. Wimmer’s employment may be terminated with 12 months’ notice, and we may release Mr. Wimmer from performing future services, provided that we continue to pay his salary during the notice period.

Executive	Cash ($)(1)(2)	Welfare Benefits ($)	Total ($)
Michael Koehler	2,700,000	17,626	2,717,626
Stephen Scheppmann	—	—	—
Hermann Wimmer	491,097	—	491,097
Robert Fair	—	—	—
Scott Gnau	—	—	—
Daniel Harrington	—	—	—

(1)	The cash amount reported for Mr. Koehler would be payable to him under the terms of his offer letter. The amount does not reflect Mr. Koehler’s pro-rata bonus for the year of termination. This is because we are required to assume a termination date of December 31, 2014. On this date, he would have already earned his 2014 bonus regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Mr. Koehler’s 2014 bonus.

(2)	The cash amount reported for Mr. Wimmer would be payable under the terms of his employment contract with Teradata GmbH if Mr. Wimmer’s employment had been terminated without cause on December 31, 2014. The amount reflects salary continuation during the 12-month notice period under Mr. Wimmer’s employment contract, and has been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667 for the year ending on December 31, 2014.

Change in Control Scenarios

Change in Control Severance Plan

We maintain the CIC Plan to help retain key executives by reducing personal uncertainty that may arise from the possibility of a change in control and to promote their objectivity and neutrality in evaluating transactions that may be in the best interest of the Company and its stockholders. This plan establishes objective criteria to determine whether a change in control has occurred, and provides for severance payments and benefits on a “double trigger” basis (including vesting of equity awards that are assumed in a change in control transaction). The “double trigger” design is intended to further our goals to retain key executives upon a change in control.

Each named executive officer participates in the CIC Plan. Under this plan, if the executive’s employment is terminated by us other than for “cause”, death or disability or if the executive resigns for “good reason” within two years after a “change in control” (or within six months prior to a change in control, if the executive can demonstrate that the termination occurred in connection with a change in control), then Teradata or its successor will be obligated to pay or provide the following benefits:

•

A lump sum payment equal to 3.0 times for Mr. Koehler, and 2.0 times for the other named executive officers, of the executive’s annual base salary and annual incentive. For this purpose, annual incentive generally means the average annual incentive earned for the prior three years;

•	A lump sum payment equal to a pro-rata portion of the average annual incentive earned for the prior three years;

•	Continued medical, dental and life insurance coverage for three years for Mr. Koehler and two years for the other named executive officers; and

•	Continued outplacement and financial counseling services, if such services are offered at such time, for one year.

The CIC Plan provides that upon termination of employment, each participant is prohibited from soliciting our employees for a one-year period and is subject to confidentiality restrictions. Moreover, each participant is required to sign a release of all claims against the Company prior to receiving severance benefits under the plan. The CIC Plan does not provide for any “gross-up” payments related to excise taxes that may be imposed on an executive in connection with a change in control.

For purposes of the plan, the term “cause” generally means the willful and continued failure to perform assigned duties or the willful engaging in illegal or gross misconduct that materially injures the Company. The term “good reason” generally means (i) the assignment of duties inconsistent with an executive’s position, authority, duties or responsibilities as in effect prior to a change in control; (ii) a reduction in base salary; (iii) failure to pay incentive compensation when due; (iv) a reduction in target or maximum incentive opportunities; (v) a failure to continue the equity compensation plan or other employee benefit programs; (vi) a relocation of an executive’s office by more than forty miles (provided that it also increases his commute by more than 20 miles); or (vii) failure to require a successor to assume the plan.

The term “change in control” generally means any of the following: (i) an acquisition of 50% or more of our stock by any person or group, other than the Company, our subsidiaries or employee benefit plans; (ii) a change in the membership of our Board of Directors, such that the current incumbents and their approved successors no longer constitute a majority; (iii) a reorganization, merger, consolidation or sale or other disposition of substantially all of our assets in which any one of the following is true — our old stockholders do not hold at least 50% of the combined enterprise, there is a 50%-or-more stockholder of the combined enterprise (other than as a result of conversion of the stockholder’s pre-combination interest in the Company), or the members of our Board of Directors (immediately before the combination) do not make up a majority of the board of the combined enterprise; or (iv) stockholder approval of a complete liquidation.

Treatment of Equity Awards

As described above, the CIC Plan generally provides for “double trigger” vesting of equity awards in connection with a change in control, meaning that, if the awards are assumed by the surviving entity in the change of control, vesting of the awards will not accelerate unless the executive also has a qualifying termination of employment (by the Company without cause or by the executive for good reason). In contrast, if the surviving entity does not assume the equity awards upon the change in control, unvested awards will become vested upon the occurrence of the change in control. The treatment of our equity awards in connection with a change of control is summarized in the chart below.

Change in Control (CIC)
PBRSUs	Service-Based RSUs	Stock Options

If the award is not assumed by the surviving entity, then the award will vest in full, either at the “target” level, if the CIC occurs during the performance period, or based on actual performance, if the CIC occurs after the end of the performance period and prior to payment.

If the award is assumed, then, subject to the executive’s continued employment, the award will continue to vest, either at the “target” level, if the CIC occurs during the performance period, or based on actual performance, if the CIC occurs after the end of the performance period and prior to payment. However, vesting of the award will be accelerated if the executive’s employment is terminated without “cause,” terminated on account of death, disability, retirement or reduction in force, or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the award is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the award is assumed, then vesting accelerates if the executive’s employment is terminated other than for “cause” or disability or the executive terminates his employment for “good reason,” within twenty-four months after the CIC.

If the option is not assumed by the surviving entity, then vesting accelerates upon the CIC.

If the option is assumed, then vesting accelerates if the executive’s employment is terminated other than for “cause” or disability, or the executive terminates his employment for “good reason”, within twenty-four months after the CIC.

The tables below quantify the amounts that would be payable to our named executive officers in the event of a change in control or in the event of termination of employment in connection with a change in control.

Change in Control (Without a Termination of Employment)

Each named executive officer would have been entitled to the following estimated payments and benefits in the event that a “change in control” occurred on December 31, 2014, and the named executive officer’s equity awards were not assumed by the surviving entity. If the awards were assumed by the surviving entity, then the awards would not vest on a change in control.

Executive	Stock Options ($)(1)	Restricted Share Units ($)(1)	Total ($)
Michael Koehler	—	7,069,128	7,069,128
Stephen Scheppmann	—	2,797,791	2,797,791
Hermann Wimmer	—	2,914,941	2,914,941
Robert Fair	—	2,930,710	2,930,710
Scott Gnau	—	2,922,847	2,922,847
Daniel Harrington	—	2,930,710	2,930,710

(1)	Equity valuations are based on the following assumptions: (i) a closing price of our stock on December 31, 2014 of $43.68 (which was less than the exercise price of all of the named executive officers’ outstanding stock options on that date); and (ii) the awards are not assumed in the corporate transaction, vest immediately prior to the change in control (at the “target” level, in accordance with the applicable award agreements for the Special 2016 PBRSUs and Long-Term Strategic PBRSUs) and are cashed out.

Qualifying Termination Within Two Years After a Change in Control

Each named executive officer would have been entitled to the following estimated payments and benefits if a “change in control” occurred on December 31, 2014, and the executive’s employment was terminated without “cause” or the executive terminated his employment for “good reason” immediately following such change in control. These benefits would be in addition to the vesting of stock options and restricted share units described in the change in control table immediately above.

Executive	Cash ($)(1)	Welfare Benefits ($)	Out-placement Counseling ($)	Total ($)
Michael Koehler	5,110,438	35,252	10,000	5,155,690
Stephen Scheppmann	1,726,911	30,644	10,000	1,767,555
Hermann Wimmer(2)	1,352,790	—	10,000	1,362,790
Robert Fair	1,507,421	30,235	10,000	1,547,656
Scott Gnau	1,417,363	22,207	10,000	1,449,570
Daniel Harrington	1,507,421	30,235	10,000	1,547,656

(1)	The amount does not reflect a pro-rata bonus for 2014. This is because we are required to assume a termination date of December 31, 2014. On that date, each executive would have already earned a bonus for 2014 regardless of whether he terminated employment. Please refer to the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for the amount of the 2014 bonus paid to each executive.

(2)	Mr. Wimmer’s compensation is paid in euros. The amounts presented in this table for Mr. Wimmer (other than the value of outplacement counseling) have been converted from euros to U.S. dollars using the average exchange rate of €1 = $1.321667 for the year ending on December 31, 2014.

ADVISORY (NON-BINDING) VOTE

ON EXECUTIVE COMPENSATION

(Item 2 on Proxy Card)

The foundation of our executive compensation program is to pay for performance. Our executive officers are compensated based on the key financial and strategic drivers of our business and in a manner that is consistent with competitive practices and sound corporate governance principles. We believe that our executive compensation program aligns our incentive compensation with the long-term interests of our stockholders because it is designed to motivate our executives to deliver long-term sustainable growth and stockholder value, and to provide retention incentives. The board encourages you to review the Executive Compensation section of this proxy statement, including the Compensation Discussion and Analysis and related tables and narratives, beginning on page 28 of this proxy statement, for additional details on our executive compensation program.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, stockholders are able to vote to approve, on an advisory (non-binding) basis no less than once every three years, the compensation of our named executive officers (a “say-on-pay” vote). We submitted both our first say-on-pay vote and an advisory vote on how frequently such a vote would occur to our stockholders at our 2011 annual meeting of stockholders. At that meeting, stockholders expressed a preference for annual say-on-pay votes, and our board of directors determined that it will provide our stockholders with annual say-on-pay voting opportunities.

In our 2014 proxy statement, we provided our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our named executive officers for 2013. The say-on-pay proposal was approved by approximately 92.6% of the votes cast at our 2014 annual meeting of stockholders. We are now providing our stockholders with the opportunity to cast non-binding advisory votes to approve the compensation of our named executive officers for 2014, and are asking stockholders to vote to adopt the following resolution:

RESOLVED, that the stockholders of Teradata Corporation approve, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure and related material, set forth in the Company’s definitive proxy statement for the 2015 annual meeting of stockholders.

This say-on-pay proposal vote is intended to provide an overall assessment of our executive compensation program rather than focus on any specific item of compensation. As an advisory vote, this proposal is non-binding. However, the board and our Compensation and Human Resource Committee, which is responsible for designing and overseeing the administration of our executive compensation program, values the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends that you vote FOR this proposal. Proxies will be so voted unless stockholders specify otherwise in their proxies. Approval of this resolution requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. However, the results of this vote are not binding on the board, whether or not any resolution is passed under this voting standard. To the extent there is any significant vote against our executive compensation program, the Compensation and Human Resource Committee will evaluate whether any actions are necessary and appropriate to address stockholder concerns.

DIRECTORS’ PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

(Item 3 on Proxy Card)

The Audit Committee of the Board of Directors, which is composed entirely of independent directors, appointed PricewaterhouseCoopers (“PwC”) as our independent registered public accounting firm for 2015 to audit our consolidated financial statements. The board has approved this appointment and, as a matter of good corporate governance, is asking you to ratify this appointment.

In determining whether to reappoint PwC as our independent auditor, the Audit Committee considers, among other things, the length of time PwC has been engaged, in addition to considering the quality of the discussions with the independent auditor and an assessment of past performance of PwC. The Audit Committee annually reviews PwC’s independence and performance in deciding whether to retain PwC or engage another firm as our independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•	PwC’s historical and recent performance on the Teradata audit;

•	PwC’s capability and expertise in handling the breadth and complexity of our worldwide operations;

•	The appropriateness of PwC’s fees for audit and non-audit services;

•	PwC’s independence; and

•	PwC’s tenure as our independent auditor, including the benefits of having a long-tenured auditor and controls and processes that help ensure PwC’s independence.

Based on its “Pre-Approval Policy” (as defined on page 61 of this proxy statement) and applicable SEC rules and guidance, the Audit Committee has considered whether the provision of the tax and other non-audit services described below under the caption “Fees Paid to Independent Registered Public Accounting Firm” was compatible with maintaining PwC’s independence and concluded that it was. Based on its review of the above factors, the Audit Committee believes that it is in the best interests of Teradata and our stockholders to retain PwC as our independent registered public accounting firm for 2015.

PwC has been our independent registered public accounting firm since 2007. The firm is considered a leader in providing audit services to the high-technology industry. The board believes that PwC is well-qualified to serve as our independent registered public accounting firm given its experience, global presence with offices or affiliates in or near most locations where we do business, and quality audit work in serving us. PwC rotates its audit partners assigned to audit us at least once every five years in accordance with SEC rules, and the Audit Committee oversees the selection of PwC’s lead engagement partner. In addition, the Audit Committee has placed restrictions on our ability to hire any employees or former employees of PwC or its affiliates.

Representatives of PwC will be at the annual meeting to answer questions, and they may also make any statement they wish at the meeting.

The Board of Directors recommends that you vote FOR this proposal. Approval of this proposal requires the affirmative vote of a majority of the voting power present (in person or by proxy) at the meeting and entitled to vote on this item of business. If the stockholders do not approve this proposal, the Audit Committee and the Board of Directors will reconsider the appointment, but may decide to maintain its appointment of PwC. Proxies solicited by the board will be voted FOR this proposal, unless you specify otherwise in your proxy.

BOARD AUDIT COMMITTEE REPORT

The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. A more detailed discussion of the factors considered by the Audit Committee in appointing PwC as Teradata’s independent auditor is found on page 59 of this proxy statement.

In the course of fulfilling its oversight responsibilities for the Company, the Audit Committee has reviewed and discussed with management the Company’s audited financial statements for fiscal year 2014, as well as quarterly earnings releases and quarterly reports on Form 10-Q, and, together with the Board of Directors, has reviewed and discussed the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2014 and this proxy statement. In addition, as part of their oversight responsibility, the Audit Committee members have reviewed and discussed with management the adequacy and effectiveness of the Company’s internal control over financial reporting. PwC has also discussed with the Audit Committee significant matters regarding internal control over financial reporting that have come to its attention during the course of its audit of the consolidated financial statements. The Audit Committee also discussed with the Company’s management the process used for certifications by the Company’s Chief Executive and Chief Financial Officers for the Company’s quarterly and year-end filings with the SEC, as well as the clarity and completeness of the Company’s financial disclosures. Further, the Audit Committee discussed with PwC the matters required to be discussed under the Public Company Accounting Oversight Board (PCAOB), Auditing Standard No. 16 (Communications with Audit Committees). These matters include: (i) the overall scope and plans for PwC’s independent audit as well as approval of the terms of PwC’s engagement letter; (ii) review of Teradata’s internal audit plan; (iii) review of PwC’s audit strategy and approach, including accounting policies, practices and estimates; and (iv) PwC’s evaluation of our financial reporting and other key findings related to the audit. The Audit Committee also has received the written disclosures and the letter from PwC required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from management and the Company. Pages 16 to 17 of this proxy statement contain a detailed listing of the Audit Committee’s areas of responsibility.

The Audit Committee met in executive session frequently in 2014 with PwC, the Company’s Chief Financial Officer, and Vice President of Enterprise Risk and Assurance Services, each of whom has unrestricted access to the committee.

Based on the reviews and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Dated: February 24, 2015

The Audit Committee:

Victor L. Lund, Chair

Edward P. Boykin, Member

Nancy E. Cooper, Member

Cary T. Fu, Member

David E. Kepler, Member

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents the fees accrued or billed for professional audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), for the audit of our consolidated financial statements for fiscal years 2014 and 2013, as well as the worldwide fees accrued or billed for other services rendered by PwC in 2014 and 2013.

Service	2014		2013
Audit Fees	$2,136,783	(1)	$2,436,914	(2)
Audit-Related Fees	0		0
Tax Fees	55,234	(3)	70,439	(3)
All Other Fees	4,500	(4)	4,500	(4)
Total Fees	$2,196,517		$2,511,853

(1)	Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultations with management as to the accounting or disclosure treatment of transactions or events and the actual or potential impact of final or proposed rules, standards or interpretations by regulatory and standard setting bodies (“consultation services”). Also includes $306,783 for the 2013 statutory audits of the financial statements of select foreign subsidiaries.

(2)	Includes fees related to the annual audit and quarterly review of our consolidated financial statements, the audit of internal control over financial reporting, attestation services and review services associated with our filings with the SEC, and consultation services. Also includes $468,914 for the 2012 statutory audits of the financial statements of select foreign subsidiaries.

(3)	Includes tax fees for tax compliance services related to our subsidiaries in Mexico.

(4)	Includes license fees for PwC software products used to assist in conducting accounting research and other service tools.

The Audit Committee has adopted policies and procedures regarding its pre-approval of the audit, audit-related, tax and all other non-audit services to be provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries (the “Pre-Approval Policy”). This policy is designed to assure that the provision of such services does not impair the independence of our independent registered public accounting firm. Under the Pre-Approval Policy, at the beginning of each fiscal year, the Audit Committee will review the services proposed by management and our independent registered public accounting firm to be provided during that year. The Audit Committee will then provide its pre-approval based on the limitations set forth in the Pre-Approval Policy. These limitations include the following:

•

In no case should we or any of our consolidated subsidiaries retain our independent registered public accounting firm or its affiliates to provide management consulting services or any non-audit services that are not permitted under applicable laws and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the SEC’s related rules and regulations.

•

Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any other non-audit services and tax consulting services will require specific pre-approvals by the Audit Committee and a determination that such services would not impair the independence of our independent registered public accounting firm. Specific pre-approvals by the Audit Committee will also be required for any material changes or additions to the pre-approved services.

•	The Audit Committee recommends that the ratio of total tax and all other non-audit services to total audit and audit-related services procured by us in a fiscal year be less than one-to-one.

•

The Audit Committee will not permit the exclusive retention of our independent registered public accounting firm in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which is not supported in applicable tax law.

•

Pre-approval fee levels for all services to be provided by the independent registered public accounting firm will be established annually by the Audit Committee, and updated on a quarterly basis by the Audit Committee at its regularly scheduled meetings. Any proposed services significantly exceeding these levels will require separate pre-approval by the Audit Committee.

•

Our Chief Accounting Officer will report to the Audit Committee on a quarterly basis regarding the status of all pre-approved audit, audit-related, tax and all other non-audit services provided by our independent registered public accounting firm or its affiliates to us or our consolidated subsidiaries.

•

Back-up documentation will be provided as appropriate to the Audit Committee by management and/or the independent registered public accounting firm when requesting pre-approval of services by our independent registered public accounting firm. At the request of the Audit Committee, additional detailed documentation regarding the specific services will be provided.

•

Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by our Chief Financial Officer, with the support of the independent registered public accounting firm, and must include a joint statement as to whether, in the view of management and the independent registered public accounting firm, the request or application is consistent with the SEC’s rules on auditor independence.

Under the Pre-Approval Policy, the Audit Committee has delegated to its Chair limited authority to grant pre-approvals for audit, audit-related, tax and other non-audit services in the event that immediate approval of a service is needed. The Chair shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting for its review and approval. The Audit Committee has not delegated to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

The audit, tax and all other non-audit services provided by PwC to us, and the fees charged for such services, will be actively monitored by the Audit Committee as set forth in the Pre-Approval Policy on a quarterly basis to maintain the appropriate level of objectivity and independence in the firm’s audit work for us. Part of the Audit Committee’s ongoing monitoring includes a review of any de minimis exceptions as provided in the applicable SEC rules for non-audit services that were not pre-approved by the Audit Committee. All services provided by PwC in the fiscal years 2014 and 2013 were pre-approved by the Audit Committee.

OTHER MATTERS

The Board of Directors does not know of any matters that will be brought before the 2015 annual meeting other than those listed in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have authority to vote on such matters in their discretion.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., banks and brokers) to satisfy the delivery requirements for annual reports, proxy statements, and Notice of Internet Availability of Proxy Materials (“Notice”) with respect to two or more stockholders sharing the same address by delivering one annual report, proxy statement and Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Teradata’s stockholders will be “householding” our proxy materials. A single annual report, proxy statement and Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have multiple Teradata common stock record accounts and/or share an address with a family member who is a Teradata stockholder and want to receive more than one copy of the annual report, proxy statement or Notice, you may contact our mailing agent, Broadridge Financial Solutions, at Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York, 11717 (phone: 1-800-542-1061). Broadridge will remove you from the householding program within thirty days after receipt of this request and will mail you a separate copy of the annual report, proxy statement, and Notice. Stockholders who hold their stock through a bank or broker and currently receive multiple copies of the annual report, proxy statement or Notice at their address and would like to request “householding” of their communications should contact their bank or broker.

ADDITIONAL INFORMATION

Cost of Proxy Solicitation

We will pay the expenses of soliciting proxies in connection with the annual meeting. Proxies may be solicited on our behalf through the mail, in person, by telephone, electronic transmission, or facsimile transmission. We have hired Okapi Partners LLC to assist in the solicitation of proxies, at an estimated cost of $12,000 plus reimbursement of reasonable out-of-pocket expenses. In accordance with SEC and NYSE rules, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses of sending proxies and proxy materials as intermediaries to the beneficial owners of our common stock.

Procedures for Stockholder Proposals and Nominations

Under our bylaws, nominations for directors at an annual meeting may be made only by (i) the Board of Directors or a committee of the board, or (ii) a stockholder entitled to vote who has delivered notice to us within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws.

Our bylaws also provide that business may not be brought before an annual meeting unless it is (i) specified in our proxy materials (i.e., proposals brought by the Board of Directors and stockholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8), (ii) brought before the meeting by or at the direction of the board, or (iii) brought by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in the bylaws) within 90 to 120 days before the first anniversary of the date of the preceding year’s annual meeting and complied with the additional requirements set forth in our bylaws. In order to include a proposal in our notice of meeting and proxy materials pursuant to SEC Rule 14a-8, you must comply with the requirements of that rule.

A copy of the full text of our bylaws may be obtained upon written request to the Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342. A copy of our bylaws, which were last amended by the Board of Directors on April 29, 2014, is also available on our corporate governance website at http://www.teradata.com/articles-and-bylaws.

Stockholder Proposals for 2016 Annual Meeting

To include a stockholder proposal in our 2016 notice of meeting and proxy materials pursuant to SEC Rule 14a-8, a stockholder must satisfy all applicable requirements of that rule, and the proposal must be received by our Corporate Secretary at Teradata Corporation, 10000 Innovation Drive, Dayton, Ohio 45342, no later than November 6, 2015. To present any other proposal at the 2016 annual meeting of stockholders, or to nominate a candidate for director election at the 2016 annual meeting, a stockholder must submit an advance written notice of such proposal and/or nomination (as applicable) to us that complies with certain requirements set forth in our bylaws. Such advance written notice must be received by our Corporate Secretary at the Company’s address provided on page 1 of this proxy statement no sooner than the close of business on December 30, 2015, and no later than the close of business on January 29, 2016.

The above notice and proxy statement are sent by order of the Board of Directors.

Laura Nyquist

General Counsel and Secretary

Dated: March 5, 2015

TERADATA CORPORATION 10000 INNOVATION DRIVE DAYTON, OH 45342

Your Internet or telephone proxy authorizes the proxyholders to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 27, 2015 (April 23, 2015 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. on April 27, 2015 (April 23, 2015 for participants in Teradata’s 401(k) Savings Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to help Teradata reduce the costs incurred printing and mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years or go to www.investordelivery.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82045-P60113                            KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERADATA CORPORATION
The Board of Directors recommends that you vote FOR the Director Nominees listed below and FOR each of the other proposals listed below:
Vote on Directors
1. Election of Directors		For	Against	Abstain
Class II Nominees:
1a. Lisa R. Bacus		☐	☐	☐

1b. Michael F. Koehler		☐	☐	☐

1c. James M. Ringler		☐	☐	☐

1d. John G. Schwarz		☐	☐	☐
Vote on Proposals							For	Against	Abstain
2. An advisory (non-binding) vote to approve executive compensation.							☐	☐	☐

3. Approval of the ratification of the appointment of independent registered public accounting firm for 2015.							☐	☐	☐

NOTE: If you attend the meeting and decide to vote by ballot, your ballot will supersede and revoke this proxy. If signing for a corporation or partnership or as an agent, attorney or fiduciary, indicate the capacity in which you are signing.

This proxy card confers on the proxyholders discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the 2015 Annual Meeting of Stockholders.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Annual Meeting of Stockholders

Teradata’s Annual Meeting of Stockholders will be held at 8:00 a.m. on April 28, 2015, at The Westin Buckhead Atlanta, 3391 Peachtree Road NE, Arden Boardroom, 4th Floor, Atlanta, Georgia 30326. Please see your proxy statement for instructions should you wish to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M82046-P60113

TERADATA CORPORATION Proxy/Voting Instruction Card
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR TERADATA’S 2015 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Teradata Corporation, a Delaware corporation (“Teradata” or the “Company”), hereby appoints Michael Koehler, Stephen Scheppmann and Laura Nyquist, and each of them, proxies, with full power of substitution, to vote all shares of common stock of Teradata that the undersigned is entitled to vote at Teradata’s Annual Meeting of Stockholders to be held in Atlanta, Georgia, on April 28, 2015, and at any postponement or adjournment thereof, in the manner indicated on the reverse side and, in such proxyholders’ sole discretion, upon any matter that may properly come before the meeting, or any postponement or adjournment thereof, including to vote for the election of a substitute nominee for director as such proxyholders may select in the event any nominee named on this proxy card is unable to serve. This proxy card also provides voting instructions to the trustee of the Teradata Corporation Savings Plan, the Company’s 401(k) plan (the “Teradata Savings Plan”) and to the trustees and administrators of other plans, with regard to shares of Teradata common stock the undersigned may hold under such plans for which the undersigned is entitled to vote at said meeting to the extent permitted by such plans and their trustees and administrators. By executing this proxy card, the undersigned acknowledges receipt from the Company of the notice of the 2015 Annual Meeting of Stockholders and accompanying proxy statement and hereby revokes any previously granted proxy that relates to the aforementioned annual meeting.

The proxyholders or the trustees and administrators of the plans, as the case may be, will vote the shares in accordance with the directions on this proxy card. If you do not indicate your choices on this proxy card, the proxyholders will vote the shares in accordance with the directors’ recommendations. If you are a Teradata Savings Plan participant entitled to vote at the 2015 Annual Meeting of Stockholders and do not indicate your choices on this proxy card, those shares will be voted by the trustee of such plan.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on the reverse side.)